                                                                   EXHIBIT 2.8

                             TAX SHARING AGREEMENT


                                  BY AND AMONG


                            HEWLETT-PACKARD COMPANY


                               AND ITS AFFILIATES


                                      AND


                           AGILENT TECHNOLOGIES, INC.


                               AND ITS AFFILIATES



                                                          Dated October 19, 1999

                               TABLE OF CONTENTS

                                                               Page
                                                               ----
Definitions.....................................................  2
In General......................................................  2
----------
Construction Principles......................................... 12
-----------------------
Preparation and Filing of Tax Returns........................... 13
In General...................................................... 13
----------
Provision of Tax Return Information............................. 13
-----------------------------------
Manner of Filing Tax Returns.................................... 15
----------------------------
Review of Tax Returns........................................... 16
---------------------
Agent........................................................... 17
-----
Tax Sharing..................................................... 17
In General...................................................... 17
----------
Agilent Group Federal Income Tax Liability...................... 18
------------------------------------------
Agilent Group Combined Tax Liability............................ 18
------------------------------------
Cooperation..................................................... 19
-----------
Payment of Taxes and Tax Sharing Amounts........................ 19
Federal Income Taxes............................................ 19
--------------------
Non-Federal Combined Taxes...................................... 19
--------------------------
Non-Federal Separate Taxes...................................... 19
--------------------------
Other Federal Taxes............................................. 19
-------------------
Tax Sharing Installment Payments................................ 20
--------------------------------
Tax Sharing True-up Payments.................................... 20
----------------------------
Redetermination Amounts......................................... 21
-----------------------
Restructuring Taxes and Deconsolidation......................... 22
Liability for Restructuring Taxes............................... 22
---------------------------------
Agilent Representations......................................... 23
-----------------------
Hewlett-Packard Representations................................. 26
-------------------------------
Private Letter Rulings.......................................... 27
----------------------
Carrybacks...................................................... 28
----------
Allocation of Tax Items......................................... 29
-----------------------
Continuing Covenants............................................ 30
--------------------
Allocation of Tax Assets........................................ 30
------------------------
Japan Restructuring Taxes....................................... 31
-------------------------
Certain Foreign Operating Taxes................................. 33
-------------------------------
Other Restructuring Taxes....................................... 34
-------------------------
Additional Obligations.......................................... 36
Indemnification................................................. 36
---------------

Payments........................................................ 37
--------
Prompt Performance.............................................. 37
------------------
After Tax Amounts............................................... 37
-----------------
Interest........................................................ 38
--------
Tax Records..................................................... 38
-----------
Audits.......................................................... 38
In General...................................................... 38
----------
Notice.......................................................... 39
------
Participation Rights............................................ 39
--------------------
Limitations..................................................... 40
-----------
Failure to Notify, Etc.......................................... 43
-----------------------
Affirmative Claims.............................................. 43
------------------
Remedies........................................................ 44
--------
Stock Options and Restricted Stock.............................. 44
In General...................................................... 44
----------
Notices, Withholding, Reporting................................. 44
-------------------------------
Adjustments..................................................... 45
-----------
Other Tax Matters............................................... 45
Other Adjustments............................................... 45
-----------------
Research Tax Credit............................................. 45
-------------------
Foreign Sales Corporation Matters............................... 45
---------------------------------
Intercompany Pricing Adjustments................................ 46
--------------------------------
Miscellaneous................................................... 46
Effectiveness................................................... 46
-------------
Notices......................................................... 46
-------
Changes in Law.................................................. 47
--------------
Confidentiality................................................. 47
---------------
Successors...................................................... 48
----------
Affiliates...................................................... 48
----------
Authorization, Etc.............................................. 49
-------------------
Entire Agreement................................................ 49
----------------
Applicable Law; Jurisdiction.................................... 49
----------------------------
Dispute Resolution.............................................. 50
------------------
Counterparts.................................................... 50
------------
Severability.................................................... 50
------------
No Third Party Beneficiaries.................................... 50
----------------------------
Waivers, Etc.................................................... 50
-------------
Setoff.......................................................... 51
------

                             TAX SHARING AGREEMENT
                             ---------------------

          THIS TAX SHARING AGREEMENT (this "Agreement"), dated as of October 19, 1999, by and among Hewlett-Packard Company ("Hewlett-Packard"), a Delaware corporation and each Hewlett-Packard Affiliate (as defined below), and Agilent Technologies, Inc. ("Agilent"), a Delaware corporation and currently a direct, wholly owned subsidiary of Hewlett-Packard, and each Agilent Affiliate (as defined below) is entered into in connection with the Spinoff (as defined below).

                                    RECITALS
                                    --------

          WHEREAS, as set forth in the Master Separation and Distribution Agreement dated as of August 12, 1999 (the "Separation Agreement"), and subject to the terms and conditions thereof, Hewlett-Packard wishes to transfer and assign to Agilent substantially all of the assets and liabilities currently associated with the Agilent Business (as defined below) and the stock, investments and similar interests currently held by Hewlett-Packard in subsidiaries and other entities that conduct such business (the "Separation");

          WHEREAS, following the Separation, Hewlett-Packard and Agilent currently contemplate that Agilent will make an initial public offering (the "IPO") of Agilent Common Stock that will reduce Hewlett-Packard's ownership of Agilent on a fully-diluted basis to not less than 80.1 percent;

          WHEREAS, Agilent intends to distribute all of the proceeds of the IPO to Hewlett-Packard and Hewlett-Packard intends to segregate such funds for distribution to its creditors or shareholders (the "Cash Distribution");

          WHEREAS, Hewlett-Packard intends to distribute all of its shares of Agilent Common Stock, on a pro rata basis, to the holders of the common stock of Hewlett-Packard, subject to the terms and conditions of the Separation Agreement (the "Public Distribution");

          WHEREAS, prior to consummating the Separation and the Public Distribution, various Hewlett-Packard Affiliates and the Agilent Affiliates will have undertaken certain restructuring transactions designed to separate the Agilent Business from the Hewlett-Packard Business in jurisdictions outside of the United States, as defined in Section 7701(a)(9) of the Code, (the "Foreign Restructuring"), and Hewlett-Packard World Trade, Inc., a wholly owned Delaware subsidiary of

Hewlett-Packard, will contribute all of its property relating to the Agilent Business into Agilent World Trade, Inc., a newly formed Delaware corporation, and will distribute all of the stock of Agilent World Trade, Inc. to Hewlett-Packard (the "Internal Distribution");

          WHEREAS, the Separation, the Public Distribution, the Internal Distribution and certain of the transactions involved in the Foreign Restructuring are intended to qualify as tax free reorganizations and distributions under Sections 368(a)(1)(D) and 355 of the Code; and

          WHEREAS, in contemplation of the Public Distribution pursuant to which Agilent and its domestic subsidiaries will cease to be members of the Hewlett-Packard Group (as defined below), the parties hereto have determined to enter into this Agreement, setting forth their agreement with respect to certain tax matters.

                                   AGREEMENT
                                   ---------

          NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1.  Definitions

            1.1  In General.  As used in this Agreement, the following capital-
                 ----------
ized terms shall have the following meanings:

            "Additional Japan Restructuring Tax" means any Additional Restructuring Tax incurred with respect to the sale of the Hewlett-Packard Business by Hewlett-Packard Japan to the Hewlett-Packard Affiliate that will continue to conduct such business in Japan after the Separation Date ("Additional Japan Restructuring Tax")

            "Additional Restructuring Tax" has the meaning set forth in Section 5.1(b) of this Agreement.

            "After Tax Amount" means any additional amount necessary to reflect the hypothetical Tax consequences of the receipt or accrual of any payment required to be made under this Agreement (including payment of an additional amount or amounts hereunder and the effect of the deductions available for interest paid or accrued and for Taxes such as state and local income Taxes), determined by using the highest marginal corporate Tax rate (or rates, in the case of an item that affects more than one Tax) for the relevant taxable period (or portion thereof).

          "Agilent Affiliate" means any corporation or other entity directly or indirectly controlled by Agilent.

          "Agilent Business" has the meaning set forth in the Separation Agreement.

          "Agilent Group" means the affiliated group of corporations as defined in Section 1504(a) of the Code, or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions, of which Agilent would be the common parent corporation immediately after the Separation Date if it were not a subsidiary of Hewlett-Packard, and any corporation or other entity which may become a member of such group from time to time.

          "Agilent Group Combined Tax Liability" means, with respect to any taxable period, the Agilent Group's liability for Non-Federal Combined Taxes as determined under Section 3.3 of this Agreement.

          "Agilent Group Federal Income Tax Liability" means, with respect to any taxable period, the Agilent Group's liability for Federal Income Taxes as determined under Section 3.2 of this Agreement.

          "Agilent Historic Affiliate" means any Agilent Affiliate that was directly or indirectly controlled by Hewlett-Packard on or before October 31, 1999, or any Agilent Uncontrolled Affiliate in which Hewlett-Packard directly or indirectly owned an equity or other ownership interest on or before October 31, 1999, in either case including the companies listed in Appendix E of this Agreement.

          "Agilent Uncontrolled Affiliate" means any corporation or other entity in which Agilent directly or indirectly owns an equity or other ownership interest but which Agilent does not directly or indirectly control.

          "Agilent VP" means the vice president of Agilent with authority over Tax matters.

          "Applicable Spinoff" means each of the transactions identified in Appendix D of this Agreement, each of which is intended to qualify as a non-recognition transaction under the Code.

          "Audit" includes any audit, assessment of Taxes, other examination by any Tax Authority, proceeding, or appeal of such a proceeding relating to Taxes, whether administrative or judicial, including proceedings relating to competent authority determinations.

          "Carryback Period" has the meaning set forth in Section 5.5(a) of this Agreement.

          "Cash Distribution" has the meaning set forth in the Recitals to this Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Combined Group" means a group of corporations or other entities that files a Combined Return.

          "Combined Return" means any Tax Return with respect to Non-Federal Taxes filed on a consolidated, combined (including nexus combination, worldwide combination, domestic combination, line of business combination or any other form of combination) or unitary basis wherein Agilent or one or more Agilent Affiliates join in the filing of such Tax Return (for any taxable period or portion thereof) with Hewlett-Packard or one or more Hewlett-Packard Affiliates.

          "Consolidated Group" means an affiliated group of corporations within the meaning of Section 1504(a) of the Code that files a Consolidated Return.

          "Consolidated Return" means any Tax Return with respect to Federal Income Taxes filed on a consolidated basis wherein Agilent or one or more Agilent Affiliates join in the filing of such Tax Return (for any taxable period or portion thereof) with Hewlett-Packard or one or more Hewlett-Packard Affiliates.

          "Consolidated Return Year" means any taxable year for which a Consolidated Return is filed.

          "Contemplated Domestic Restructuring Taxes" means the Domestic Restructuring Taxes set forth in Appendix C of this Agreement.

          "Contemplated Foreign Restructuring Taxes" means the Foreign Restructuring Taxes as calculated and agreed to by Hewlett-Packard and Agilent on or before December 15, 1999.

          "Contemplated Japan Restructuring Tax" means the Contemplated Foreign Restructuring Tax imposed with respect to the sale of the Hewlett-Packard Business by Hewlett-Packard Japan to the Hewlett-Packard Affiliate that will continue to conduct such business in Japan after the Separation Date.

          "Customs Taxes" means any Federal Taxes that are administered by the United States Customs Service, together with reasonable professional fees incurred in connection therewith.

          "Distribution Date" has the meaning set forth in the Separation Agreement.

          "Domestic Restructuring" means the transactions undertaken by Hewlett-Packard and Agilent (and their respective affiliates) designed to separate the Agilent Business from the Hewlett-Packard Business in the United States, as defined in Section 7701(a)(9) of the Code, including the Internal Distribution, the Separation, the Cash Payment and the Public Distribution.

          "Domestic Restructuring Tax" means any Tax imposed by the United States, or any political subdivision thereof, upon Hewlett-Packard (or any Hewlett-Packard Affiliate) or Agilent (or any Agilent Affiliate) directly in connection with the Domestic Restructuring, together with reasonable professional fees incurred in connection therewith.

          "Estimated Tax Installment Date" means the estimated Tax installment due dates prescribed in Section 6655(c) of the Code (presently February 15, April 15, July 15 and October 15), and any other date on which an installment of estimated Taxes is required to be made.

          "Federal Income Tax" means any Tax imposed under Subtitle A of the Code (including the Taxes imposed by Sections 11, 55, 59A, and 1201(a) of the
Code), and any interest, additions to Tax or penalties applicable or related thereto, and any other income-based United States Federal Tax which is hereinafter imposed upon corporations.

          "Federal Income Tax Benefit" means, with respect to any Carryback Period, the amount determined under Section 5.5(a) of this Agreement.

          "Federal Tax" means any Tax imposed or required to be withheld by any Tax Authority of the United States.

          "Filing Party" has the meaning set forth in Section 2.3(c) of this Agreement.

          "Final Determination" means any of (1) the final resolution of any Tax (or other matter) for a taxable period, including related interest or penalties, that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise, including (A) by the expiration of a statute of limitations or a period for the filing of claims for refunds, amending Tax Returns, appealing from adverse determinations, or recovering any refund (including by offset), (B) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable, (C) by a closing agreement or an accepted offer in compromise under Section 7121 or 7122 of the Code, or comparable agreements under laws of other jurisdictions, (D) by execution of an Internal Revenue Service Form 870 or 870AD, or by a comparable form under the laws of other jurisdictions (excluding, however, with respect to a particular Tax Item for a particular taxable period any such form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund and/or the right of the Tax Authority to assert a further deficiency with respect to such Tax Item for such period), or (E) by any allowance of a refund or credit, but only after the expiration of all periods during which such refund or credit may be recovered (including by way of offset), or (2) the payment of Tax by any member of the Consolidated Group or Combined Group with respect to any Tax Item disallowed or adjusted by a Tax Authority provided that the party liable for payment of such tax determines that no action should be taken to recoup such payment.

          "Foreign Operating Tax" means any Tax imposed by any Foreign Tax Authority other than a Restructuring Tax.

          "Foreign Restructuring" has the meaning set forth in the Recitals to this Agreement.

          "Foreign Restructuring Tax" means any Tax imposed by any Tax Authority upon Hewlett-Packard (or any Hewlett-Packard Affiliate) or Agilent (or any Agilent Affiliate) directly in connection with the Foreign Restructuring, together with reasonable professional fees incurred in connection therewith.

          "Foreign Tax Authority" means any Tax Authority other than a Tax Authority of the United States (as defined in Section 7701(a)(9) of the Code) or any political subdivision thereof.

          "Hewlett-Packard Affiliate" means any corporation or other entity directly or indirectly controlled by Hewlett-Packard, but excluding Agilent or any Agilent Affiliate.

          "Hewlett-Packard Business" means any business of Hewlett-Packard other than the Agilent Business.

          "Hewlett-Packard Foreign Sales Corporation" means any Hewlett-Packard Affiliate that is a FSC, within the meaning of Section 922 of the Code.

          "Hewlett-Packard Group" means the affiliated group of corporations as defined in Section 1504(a) of the Code, or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions, of which Hewlett-Packard is the common parent corporation, and any corporation or other entity which may be, may have been or may become a member of such group from time to time, but excluding any member of the Agilent Group.

          "Hewlett-Packard Uncontrolled Affiliate" means any corporation or other entity (other than Agilent, any Agilent Affiliate or any Agilent Uncontrolled Affiliate) in which Hewlett-Packard directly or indirectly owns an equity or other ownership interest but which Hewlett-Packard does not directly or indirectly control.

          "Hewlett-Packard VP" means the vice president of Hewlett-Packard with authority over Tax matters.

          "Income Taxes" means (1) any Tax based upon, measured by, or calculated with respect to (A) net income or profits (including any capital gains Tax, minimum Tax and any Tax on items of Tax preference, but not including sales, use, real or personal property, gross or net receipts, transfer or similar Taxes) or (B) multiple bases if one or more of the bases upon which such Tax may be based, measured by, or calculated with respect to, is described in clause (A) above, or
(2) any U.S. state or local franchise Tax.

          "Indemnifying Party" has the meaning set forth in Section 6.2(a) of this Agreement.

          "Indemnitee" has the meaning set forth in Section 6.2(a) of this Agreement.

          "Internal Distribution" has the meaning set forth in the Recitals to this Agreement.

          "Initial Private Letter Ruling" means the first private letter ruling issued by the Service to Hewlett-Packard in connection with the Spinoff.

          "Interest Accrual Period" has the meaning set forth in Section 6.5 of this Agreement.

          "Interim Period" means any taxable period that begins on or after the Separation Date but before the Distribution Date.

          "IPO" has the meaning set forth in the Recitals to this Agreement.

          "Japan Restructuring Tax"means any Contemplated Japan Restructuring Tax and any Additional Japan Restructuring Tax.

          "Joint Responsibility Item" means any Tax Item for which the Non-Filing Party's responsibility under this Agreement could exceed one million dollars ($1,000,000), but not a Sole Responsibility Item.

          "Non-Federal Combined Tax" means any Non-Federal Tax with respect to which a Combined Return is filed or could be filed.

          "Non-Federal Separate Tax" means any Non-Federal Tax other than a Non-Federal Combined Tax.

          "Non-Federal Tax" means any Tax that is not a Federal Tax.

          "Non-Filing Party" has the meaning set forth in Section 2.3(e) of this Agreement.

          "Option" means an option to acquire common stock, or other equity-based incentives the economic value of which is designed to mirror that of an option, including non-qualified stock options, discounted non-qualified stock options, cliff options to the extent stock is issued or issuable (as opposed to cash compensation), and tandem stock options to the extent stock is issued or issuable (as opposed to cash compensation).

          "Payment Period" has the meaning set forth in Section 6.5 of this Agreement.

          "Post-Distribution Period" means a taxable period beginning on or after the Distribution Date.

          "Pre-Distribution Period" means any Pre-Separation Period and/or Interim Period.

          "Pre-Separation Period" means a taxable period beginning before the Separation Date.

          "Privilege" means any privilege that may be asserted under applicable law including, any privilege arising under or relating to the attorney-client relationship (including the attorney-client and work product privileges), the accountant-client privilege, and any privilege relating to internal evaluation processes.

          "Pro Forma Agilent Group Combined Return" means a pro forma Non-Federal Combined Tax Return or other schedule prepared pursuant to Section 3.3 of this Agreement.

          "Pro Forma Agilent Group Consolidated Return" means a pro forma consolidated Federal Income Tax Return or other schedule prepared pursuant to
Section 3.2 of this Agreement.

          "Public Distribution" has the meaning set forth in the Recitals to this Agreement.

          "Redetermination Amount" means, with respect to any Tax for any taxable period, the amount determined under Section 4.7 of this Agreement.

          "Restriction Period" means the period beginning on the date hereof and ending thirty (30) months after the Distribution Date.

          "Restructuring Tax" means a Domestic Restructuring Tax or a Foreign Restructuring Tax, in each case including both Contemplated and Additional Restructuring Taxes.

          "Ruling Documents" means (1) the request for a ruling under Section 355 and various other Sections of the Code, filed with the Service in connec-tion with the Spinoff, together with any supplemental filings or ruling requests or other materials subsequently submitted on behalf of Hewlett-Packard, its subsidiaries and shareholders to the Service, the appendices and exhibits thereto, and any rulings issued by the Service to Hewlett-Packard (or any Hewlett-Packard Affiliate) in connection with the Spinoff or (2) any similar filings submitted to, or rulings issued by, any other Tax Authority in connection with the Spinoff.

          "Separate Return" means any Tax Return with respect to Non-Federal Separate Taxes filed by Hewlett-Packard, Agilent, or any of their respective affiliates.

          "Separation" has the meaning set forth in the Recitals to this Agreement.

          "Separation Agreement" has the meaning set forth in the Recitals to this Agreement.

          "Separation Date" has the meaning set forth in the Separation
Agreement.

          "Service" means the Internal Revenue Service.

          "Sole Responsibility Item" means any Tax Item for which the Non-Filing Party has the entire economic liability under this Agreement.

          "Spinoff" means the separation of the Agilent Business from the Hewlett-Packard Business, and the Public Distribution.

          "Supplemental Ruling" means (1) any ruling issued by the Service in connection with the Spinoff other than the Initial Private Letter Ruling or (2) any similar ruling issued by any other Tax Authority addressing the application of a provision of the laws of another jurisdiction to the Spinoff.

          "Supplemental Ruling Documents" has the meaning set forth in Section 5.4(b)(i) of this Agreement.

          "Tax" includes any charges, fees, levies, imposts, duties, or other assessments of a similar nature, including income, alternative or add-on minimum, gross receipts, profits, lease, service, service use, wage, wage withholding, employment, workers compensation, business occupation, occupation, premiums, environmental, estimated, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, withholding, social security, unemployment, disability, ad valorem, estimated, highway use, commercial rent, capital stock, paid up capital, recording, registration, property, real property gains, value added, business license, custom duties, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by any Tax Authority including any interest, additions to tax, or penalties applicable or related thereto.

          "Tax Arbiter" means a nationally recognized tax attorney or tax accountant that is a member of a nationally recognized law firm or accounting firm which firm is independent of both parties.

          "Tax Asset" means any Tax Item that has accrued for Tax purposes, but has not been used during a taxable period, and that could reduce a Tax in another taxable period, including a net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or credit related to alternative minimum tax.

          "Tax Authority" means any governmental authority or any subdivision, agency, commission or authority thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including the Service).

          "Tax Benefit" means a reduction in the Tax liability of a taxpayer (or of the affiliated group of which it is a member) for any taxable period. Except as otherwise provided in this Agreement, a Tax Benefit shall be deemed to have been realized or received from a Tax Item in a taxable period only if and to the extent that the Tax liability of the taxpayer (or of the affiliated group of which it is a member) for such period, after taking into account the effect of the Tax Item on the Tax liability of such taxpayer in the current period and all prior periods, is less than it would have been if such Tax liability were determined without regard to such Tax Item.

          "Tax Detriment" means an increase in the Tax liability of a taxpayer (or of the affiliated group of which it is a member) for any taxable period. Except as otherwise provided in this Agreement, a Tax Detriment shall be deemed to have been realized or received from a Tax Item in a taxable period only if and to the extent that the Tax liability of the taxpayer (or of the affiliated group of which it is a member) for such period, after taking into account the effect of the Tax Item on the Tax liability of such taxpayer in the current period and all prior periods, is more than it would have been if such Tax liability were determined without regard to such Tax Item.

          "Tax Item" means any item of income, gain, loss, deduction or credit, or other attribute that may have the effect of increasing or decreasing any Tax.

          "Tax Law" means any federal, state, local or foreign law with respect to Taxes, including the Code and Treasury Regulations.

          "Tax Return" means any return, report, certificate, form or similar statement or document (including, any related or supporting information or schedule attached thereto and any information return, amended tax return, claim for refund or declaration of estimated tax) required to be supplied to, or filed with, a Tax Authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

          "Treasury Regulations" means the final, temporary and proposed income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          1.2  Construction Principles.  As used in this Agreement, words in any
               -----------------------
gender shall be deemed to include all other genders, the singular shall be deemed to include the plural and vice versa, and the captions and section headings are inserted for convenience of reference only and are not intended to have any significance for the interpretation of, or construction of, the provisions of this Agreement.

Section 2.  Preparation and Filing of Tax Returns

            2.1  In General.
                 ----------

                 (1) Hewlett-Packard shall have the responsibility for the preparation and filing of (1) all Tax Returns with respect to Hewlett-Packard, any Hewlett-Packard Affiliate, Agilent and/or any Agilent Affiliate (other than returns required to be filed after October 31, 1999 of an Agilent Historic Affiliate or returns required to be filed with respect to an Agilent Historic Affiliate for taxable periods prior to any acquisition of such Agilent Historic Affiliate by Hewlett-Packard or any Hewlett-Packard Affiliate) for any Pre-Separation Period and (2) all Consolidated Returns and all Combined Returns for any Interim Period.

                 (2) Except as provided in Section 2.1(a) of this Agreement, Agilent shall have the responsibility for the preparation and filing of all Tax Returns for (1) Agilent and any Agilent Affiliate which are required to be filed for any Interim Period and any Post-Distribution Period, (2) any Agilent Historic Affiliate which are required to be filed after October 31, 1999 and (3) any Agilent Historic Affiliate for taxable periods prior to the acquisition of such Agilent Historic Affiliate by Hewlett-Packard or any Hewlett-Packard Affiliate.

            2.2  Provision of Tax Return Information.
                 -----------------------------------

                 (1) Agilent shall provide Hewlett-Packard all documents and information, and make available employees and officers of Agilent as Hewlett-Packard reasonably requests, on a mutually convenient basis during normal business hours, to aid Hewlett-Packard in preparing any Tax Return described in
Section 2.1(a) of this Agreement to the extent that such Tax Return relates to the business, assets or activities that are transferred to Agilent (or any Agilent Affiliate), any Pro Forma Agilent Group Consolidated Returns described in Section 4.6(a) of this Agreement, and any Pro Forma Agilent Group Combined Returns described in Section 4.6(b) of this Agreement, or to contest any Audit of any such Tax Return. Without limiting the foregoing, in this regard, Agilent agrees to provide (1) the information set forth in Appendix A to this Agreement, on or before the dates set forth therein, with respect to Consolidated Returns, and (2) the information set forth in Appendix B to this Agreement, on or before the dates set forth therein, with respect to Combined Returns.

                 (2) In the case of any Tax Return for a Pre-Distribution Period described in Section 2.1(a) of this Agreement, Hewlett-Packard shall provide employees of Agilent responsible for preparing its Tax Returns with access to each such Tax Return, and will provide Agilent with a copy of that portion of each such Tax Return to the extent it relates to Agilent or any Agilent Affiliate, together with all related Tax accounting work papers, not later than five (5) days after the receipt of a written request therefor. In addition, Hewlett-Packard will provide employees of Agilent responsible for preparing its Tax Returns with access to any private letter rulings, together with any requests therefor and related documents, issued to Hewlett-Packard prior to the Distribution Date, and will provide Agilent with a copy of such rulings or documents to the extent that the issues discussed therein are relevant to Agilent or an Agilent Affiliate, not later than five (5) days after the receipt of a written request therefor.

                 (3) Hewlett-Packard shall provide Agilent all documents and information, and make available employees and officers of Hewlett-Packard as Agilent reasonably requests, on a mutually convenient basis during normal business hours to aid Agilent in preparing any Tax Return described in Section 2.1(b) of this Agreement, or to contest any Audit of any such Tax Return.

                 (4) Notwithstanding any other provision of this Agreement, neither Hewlett-Packard nor any Hewlett-Packard Affiliate shall be required to provide Agilent or any Agilent Affiliate access to or copies of any information that relates to Hewlett-Packard or any Hewlett-Packard Affiliate and not to the business or assets of Agilent or any Agilent Affiliate. In addition, in the event that Hewlett-Packard determines that the provision of any information to Agilent or any Agilent Affiliate could be commercially detrimental, violate any law or agreement or waive any Privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

                 (5) To the extent that Agilent acquires Tax Return software from Hewlett-Packard, any information that relates solely to Hewlett-Packard (and not to the business or assets of Agilent) that is included in such software shall be deleted from such software as soon as practicable (unless such removal would adversely affect the Agilent information included in such software) and Agilent shall inform Hewlett-Packard of the deletions that are made.

            2.3  Manner of Filing Tax Returns.
                 ----------------------------

                 (1) All Tax Returns filed after the date of this Agreement by Hewlett-Packard, any Hewlett-Packard Affiliate, Agilent and/or any Agilent Affiliate shall be (1) prepared in a manner that is consistent with (A) the Ruling Documents and (B) Sections 5.6 and 5.8 of this Agreement, and (2) filed on a timely basis (including extensions) by the party responsible for such filing under Section 2.1 of this Agreement.

                 (2) Hewlett-Packard (for itself and the Hewlett-Packard Affiliates) and Agilent (for itself and the Agilent Affiliates) agree to file all Tax Returns for any Pre-Distribution Period, and to take all other actions in a manner consistent with the position that Agilent and the Agilent Affiliates are part of any Consolidated Group and any Combined Group for all days through and including the Distribution Date.

                 (3) Except as otherwise provided in this Section 2.3 or Sections 2.4 and 7.6 of this Agreement, the party that is required to file a return under Section 2.1 of this Agreement (the "Filing Party") shall have the exclusive right to determine (1) the manner in which such Tax Return shall be prepared and filed, including the elections, methods of accounting, positions, conventions and principles of taxation to be used and the manner in which any Tax Item shall be reported, (2) whether any extensions may be requested, (3) the elections that will be made in such Tax Return, (4) whether any amended Tax Returns shall be filed, (5) whether any claims for refund shall be made, (6) whether any refunds shall be paid by way of refund or credited against any liability for the related Tax, and (7) whether to retain outside specialists to prepare such Tax Return, whom to retain for such purpose and the scope of any such retainer.

                 (4) In the event that a Tax Item affects a Tax Return described in Section 2.1(a) of this Agreement and also affects a Tax Return described in
Section 2.1(b) of this Agreement that is filed after the date of this Agreement, the Filing Party shall conform the treatment of such Tax Item in any Tax Return described in Section 2.1(b) of this Agreement to the treatment of such Tax Item in the applicable Tax Return described in Section 2.1(a) of this Agreement.

                 (5) Any Tax Return described in (1) Section 2.1(a) of this Agreement (but only with respect to Tax Items of Agilent or an Agilent Affiliate) or (2) Section 2.1(b) of this Agreement, in either case which Tax Return is filed after the date of this Agreement, shall be prepared on a basis consistent with the elections, methods of accounting, positions, conventions and principles of taxation and the manner in which any Tax Item or other information is reported as reflected on the most recently filed prior Tax Returns involving similar matters. The preceding sentence shall not apply (1) to the extent otherwise required by Section 2.3(a)(1) of this Agreement, (2) if the Filing Party obtains the prior written consent (which consent shall not be unreasonably withheld) of the other party (the "Non-Filing Party"), or (3) if there is a change in controlling law.

                 (6) Any Tax Return filed by Hewlett-Packard or Agilent with respect to any Pre-Distribution Period will be filed in conformance with Hewlett-Packard's existing intercompany pricing guidelines and any existing or future agreements (copies of which have been or will be provided to the Agilent
VP) with respect thereto entered into with any Tax Authority, except to the extent that Agilent enters into an agreement with any Tax Authority for the same period and any such agreement does not result in any Tax Detriment to Hewlett-Packard with respect to the Interim Period.

            2.4  Review of Tax Returns.
                 ---------------------

                 (1) The Filing Party shall provide the Non-Filing Party a draft copy of any Tax Return that the Filing Party has prepared, together with all related Tax and accounting work papers, not later than thirty (30) days before the due date, including extensions, for filing such Tax Return with the applicable Tax Authority; provided, however, that the Filing Party may redact
                          --------  -------
portions of any such Tax Return or related work papers to the extent that the information set forth therein does not reasonably relate to the Non-Filing Party. To the extent that the Filing Party makes any such redactions, the Filing Party will provide an index of such redactions to the Non-Filing Party.

                 (2) The Filing Party shall accept any request by the Non-Filing Party, that is made not later than one hundred five (105) days before the due date, including extensions, for filing the applicable Tax Return, to incorporate any election, method of accounting or other position, convention or principle of taxation on such Tax Return to the extent that it relates to a Tax Item with respect to the Non-Filing Party or any affiliate thereof, or the activities or business of either, provided that, if reasonably requested by the Filing Party,
                    --------
the Non-Filing Party produces a written opinion of nationally recognized tax counsel that there is substantial authority

(within the meaning of Section 6662 of the Code) in support of such election, method of accounting or other position, convention or principle of taxation.

                 (3) Hewlett-Packard shall make its employees reasonably available, to the extent consistent with Hewlett-Packard's process for preparing a Consolidated Return or a Combined Return, at mutually convenient times during normal business hours to discuss information pertinent to Agilent or any Agilent Affiliate contained in such Consolidated Return or Combined Return prior to the date on which Hewlett-Packard intends to file such Consolidated Return or Combined Return.

            2.5  Agent.  Agilent hereby irrevocably designates, and agrees to
                 -----
cause each Agilent Affiliate to so designate, Hewlett-Packard as its sole and exclusive agent and attorney-in-fact to take such action (including execution of documents) as Hewlett-Packard, in its sole discretion, may deem appropriate in any and all matters (including Audits) relating to any Tax Return described in Section 2.1(a) of this Agreement; provided, however, that Hewlett-Packard
                                     --------  -------
shall not exercise its rights as agent and attorney-in-fact in any manner that is inconsistent with the rights granted to Agilent under this Agreement, and nothing in this Section 2.5 shall limit the rights granted to Agilent under this Agreement.

Section 3.  Tax Sharing

            3.1  In General.
                 ----------

                 (1) Hewlett-Packard shall be responsible for, and shall indemnify and hold harmless Agilent against, all Taxes that relate to Hewlett-Packard, any Hewlett-Packard Affiliate, Agilent or any Agilent Affiliate for all Pre-Separation Periods other than (1) Restructuring Taxes for which Agilent or any Agilent Affiliate is liable under Section 5 of this Agreement, (2) Taxes of any Agilent Historic Affiliate (other than Hewlett-Packard Japan, Ltd. or Yokogawa Analytical Systems, Inc.) which are unpaid as of October 31, 1999 or
(3) Customs Taxes for which Agilent is liable under Section 3.1(c) of this Agreement. In addition, Hewlett-Packard shall indemnify and hold harmless Agilent against all Taxes that relate to any Hewlett-Packard Uncontrolled Affiliate or any Agilent Uncon trolled Affiliate for all Pre-Separation Periods other than Taxes of any such entity that is an Agilent Historic Affiliate and which are unpaid as of October 31, 1999.

                 (2) For each Interim Period, Agilent shall be liable for an amount equal to the sum of the Agilent Group Federal Income Tax Liability and the Agilent Group Combined Tax Liability for such taxable period.

                 (3) For each Pre-Separation Period, Agilent shall be liable for eighteen percent (18%) of any Customs Taxes with respect to such taxable period that are imposed as a result of any Final Determination with respect to the Audit with respect to Customs Taxes that is currently pending as of the date of this Agreement.

                 (4) Agilent shall indemnify and hold harmless Hewlett-Packard against any liability for Taxes imposed on any Agilent Uncontrolled Affiliate with respect to taxable periods beginning on or after the Separation Date, and Hewlett-Packard shall indemnify and hold harmless Agilent against any liability for Taxes imposed on any Hewlett-Packard Uncontrolled Affiliate with respect to taxable periods beginning on or after the Separation Date.

            3.2  Agilent Group Federal Income Tax Liability.  No later than
                 ------------------------------------------
fifteen (15) days after the filing of the Consolidated Return for the Interim Period, Hewlett-Packard and Agilent shall prepare a Pro Forma Agilent Group Consolidated Return. The Agilent Group Federal Income Tax Liability shall be the Agilent Group's liability for Federal Income Taxes for such taxable period, as determined on such Pro Forma Agilent Group Consolidated Return prepared:

                 (1) on the basis of the Consolidated Return for such period, determined by including only Tax Items created by Agilent or any Agilent Affiliate (or otherwise allocated thereto under Section 5.8 of this Agreement) which are included in, and actually utilized on, the Consolidated Return; and

                 (2) applying the highest marginal corporate Tax rate in effect for such taxable period (or any portion thereof).

            3.3  Agilent Group Combined Tax Liability.  With respect to any
                 ------------------------------------
Interim Period, the Agilent Group Combined Tax Liability shall be the sum for such taxable period of the Agilent Group's liability for each Non-Federal Combined Tax, as determined on a Pro Forma Agilent Group Combined Return prepared in a manner consistent with the principles and procedures set forth in
Section 3.2 of this Agreement.

            3.4  Cooperation.  Hewlett-Packard shall make its employees
                 -----------
available to Agilent, at mutually convenient times during normal business hours, as Agilent reasonably requests, to explain each Pro Forma Agilent Group Consolidated Return prepared after the date of this Agreement pursuant to
Section 3.2 of this Agreement and each Pro Forma Agilent Group Combined Return prepared after the date of this Agreement pursuant to Section 3.3 of this Agreement. Hewlett-Packard shall accept all reasonable suggestions made by Agilent to incorporate any election, method of accounting or other position, convention or principle of taxation on such Pro Forma Agilent Group Consolidated Returns and Pro Forma Agilent Group Combined Returns, provided that, if
                                                      --------
requested by Hewlett-Packard, Agilent produces a written opinion of nationally recognized tax counsel that there is substantial authority (within the meaning of Section 6662 of the Code) in support of such election, method of accounting or other position, convention or principle of taxation.

Section 4.  Payment of Taxes and Tax Sharing Amounts

            4.1  Federal Income Taxes.  Hewlett-Packard shall pay (or cause to
                 --------------------
be paid) to the Service all Federal Income Taxes, if any, of any Consolidated Group due and payable for all Pre-Distribution Periods.

            4.2  Non-Federal Combined Taxes.  Hewlett-Packard shall pay (or
                 --------------------------
cause to be paid) to the appropriate Tax Authorities all Non-Federal Combined Taxes, if any, of any Combined Group due and payable for all Pre-Distribution Periods.

            4.3  Non-Federal Separate Taxes.  Agilent shall pay (or cause to be
                 --------------------------
paid) to the appropriate Tax Authorities all Non-Federal Separate Taxes, if any, that relate to the Agilent Group and any Agilent Affiliate, and Hewlett-Packard shall pay (or cause to be paid) to the appropriate Tax Authorities all Non-Federal Separate Taxes, if any, that relate to the Hewlett-Packard Group and any Hewlett-Packard Affiliate.

            4.4  Other Federal Taxes.  The parties shall each pay (or cause to
                 -------------------
be paid) to the appropriate Tax Authorities all of their respective Federal Taxes (excluding Federal Income Taxes for Pre-Distribution Periods, which are governed by Section 4.1 of this Agreement), if any.

          4.5  Tax Sharing Installment Payments.
               --------------------------------

               (1) Federal Income Taxes. Not later than eight (8) business days
                   --------------------
prior to each Estimated Tax Installment Date with respect to Federal Income Taxes for any Interim Period (four (4) business days in the case of the first Estimated Tax Installment Date for any Interim Period), Hewlett-Packard shall notify Agilent of its determination, under the principles of Section 6655 of the Code, of the estimated amount of the related installment of the Agilent Group Federal Income Tax Liability. Agilent shall pay to Hewlett-Packard not later than such Estimated Tax Installment Date the amount thus determined.

               (2) Non-Federal Combined Taxes. Not later than eight (8) business
                   --------------------------
days prior to each Estimated Tax Installment Date with respect to Non-Federal Combined Taxes for any Interim Period (four (4) business days in the case of the first Estimated Tax Installment Date for any Interim Period), Hewlett-Packard shall notify Agilent of its determination of the estimated amount of the related installment of the Agilent Group Combined Tax Liability. Agilent shall pay to Hewlett-Packard not later than such Estimated Tax Installment Date the amount thus determined.

          4.6  Tax Sharing True-up Payments.
               ----------------------------

               (1) Federal Income Taxes. Not later than fifteen (15) business
                   --------------------
days after the completion of the Pro Forma Agilent Group Consolidated Return reflecting the Agilent Group Federal Income Tax Liability for any Interim Period, Agilent shall pay to Hewlett-Packard, or Hewlett-Packard shall pay to Agilent, as appropriate, an amount equal to the difference, if any, between the Agilent Group Federal Income Tax Liability for such period and the aggregate amount paid by Agilent with respect to such period under Section 4.5(a) of this Agreement; provided that in the event that Hewlett-Packard is entitled to a
           --------
refund on its Consolidated Return for such period and Hewlett-Packard is required to make a payment to Agilent under this Section 4.6(a), then Hewlett-Packard shall make such payment not later than forty-five (45) days after the completion of the Pro Forma Agilent Group Consolidated Return reflecting the Agilent Group Federal Income Tax Liability for such period.

               (2) Non-Federal Combined Taxes. Not later than fifteen (15)
                   --------------------------
business days after the completion of Pro Forma Agilent Group Combined Return reflecting the Agilent Group Combined Tax Liability for any Interim Period,

Agilent shall pay to Hewlett-Packard, or Hewlett-Packard shall pay to Agilent, as appropriate, an amount equal to the difference, if any, between the Agilent Group Combined Tax Liability for such period and the amount paid by Agilent with respect to such period under Section 4.5(b) of this Agreement; provided that in
                                                               --------
the event that Hewlett-Packard is entitled to a refund on a Combined Return for such period and Hewlett-Packard is required to make a payment to Agilent under this Section 4.6(b), then Hewlett-Packard shall make such payment not later than forty-five (45) days after the completion of the Pro Forma Agilent Group Combined Return reflecting the Agilent Group Combined Tax Liability for such period.

               (3) Treatment of Certain Tax Items. If a Tax Item (other than a
                   ------------------------------
Tax Item or portion thereof taken into account under Sections 5.9, 5.10 or 5.11 of this Agreement) created by Agilent or any Agilent Affiliate (or otherwise allocated thereto under Section 5.8 of this Agreement) is used on a Consolidated Return or Combined Return and a portion of the Tax Item so used did not otherwise reduce the amount that Agilent is required to pay Hewlett-Packard under this Section 4 for such period, then for purposes of this Section 4.6, the Agilent Group Federal Income Tax Liability or the Agilent Group Combined Tax Liability, as the case may be, shall be reduced by the amount of any reduction of Hewlett-Packard's Tax liability with respect to such Consolidated Return or Combined Return resulting from the use of such portion of such Tax Item. Any reduction pursuant to the preceding sentence may result in a negative amount so as to cause the amount payable by Hewlett-Packard under this Section 4.6 to exceed the aggregate amounts, if any, paid by Agilent under Section 4.5 for the applicable period.

               4.7  Redetermination Amounts.
                    -----------------------

               (1) For any Interim Period, in the event of a redetermination of any Tax Item of any member of a Consolidated Group or Combined Group (other than Tax Items relating to Restructuring Taxes and Foreign Operating Taxes which are subject to Section 5 of this Agreement), as a result of a refund of Taxes paid, a Final Determination or any settlement or compromise with any Tax Authority, Hewlett-Packard and Agilent shall prepare jointly, in accordance with the principles and procedures set forth in Section 3 of this Agreement, revised Pro Forma Agilent Consolidated Returns and/or revised Pro Forma Agilent Combined Returns, as appropriate, to reflect the redetermination of such Tax Item as a result of such refund, Final Determination, settlement or compromise. Agilent shall pay to Hewlett-Packard, or Hewlett-Packard shall pay to Agilent, as appropriate, an amount equal to the difference, if any, between the Tax liability reflected on such revised pro forma tax returns and the Tax liability for such period as originally computed pursuant to Section 3 of this Agreement.

               (2) To the extent that one party is compensated for the use of a Tax Asset on a Consolidated Return or Combined Return under this Section 4.7, and such use permanently prevents the other party from using a Tax Asset in a subsequent period, then the first party shall reimburse the second party for such amount.

               (3) To the extent that Hewlett-Packard receives a refund with respect to Taxes paid on a Separate Return of an Agilent Historic Affiliate for any Pre-Separation Period, Hewlett-Packard shall pay the amount of such refund to Agilent.

Section 5.     Restructuring Taxes and Deconsolidation

               5.1  Liability for Restructuring Taxes.
                    ---------------------------------

               (1) In General. Except as otherwise provided in this Agreement,
                   ----------
all Contemplated Domestic Restructuring Taxes and all Contemplated Foreign Restructuring Taxes shall be the obligation of the entity that is liable for such Taxes under the Tax Law.

               (2) Increases in Restructuring Taxes. In the event that Hewlett-
                   --------------------------------
Packard, any Hewlett-Packard Affiliate, Agilent, or any Agilent Affiliate incurs any Domestic Restructuring Taxes or Foreign Restructuring Taxes other than Contemplated Domestic Restructuring Taxes or Contemplated Foreign Restructuring

Taxes, the amount of such additional Taxes (the "Additional Restructuring Taxes") shall be allocated between Hewlett-Packard and Agilent as follows:

                         (1) Liability for Breach of Representation. To the
                             --------------------------------------
extent that any Additional Restructuring Taxes are primarily attributable to a breach of representation made by Agilent pursuant to Section 5.2 of this Agreement, then one hundred percent (100%) of the amount of such Additional Restructuring Taxes shall be allocated to Agilent. To the extent that any Additional Restructuring Taxes are primarily attributable to a breach of representation made by Hewlett-Packard pursuant to Section 5.3 of this Agreement, then one hundred percent (100%) of the amount of such Additional Restructuring Taxes shall be allocated to Hewlett-Packard.

                         (2)  Tax Liability for Foreign Restructuring. To the
                              ---------------------------------------
extent that any Additional Restructuring Taxes imposed by any Tax Authority with respect to the Foreign Restructuring are primarily attributable to any action taken, or the failure to take any action, by Hewlett-Packard (or any Hewlett-Packard Affiliate) or Agilent (or any Agilent Affiliate), including any Taxes imposed as a result of any violation of any agreement entered into with a Foreign Tax Authority with respect to the Foreign Restructuring, then one hundred percent (100%) of the amount of such Additional Restructuring Taxes shall be allocated to such party.

                        (3)   Other Liability.  Except as provided in Section
                              ---------------
5.1(b)(i) or (ii), any Additional Restructuring Taxes shall be allocated eighty-two percent (82%) to Hewlett-Packard and eighteen percent (18%) to Agilent.

          5.2  Agilent Representations and Covenants.  Agilent, for itself and
               -------------------------------------
the Agilent Affiliates, hereby represents, warrants and covenants that:

               (1) Agilent has reviewed the information and representations made in the Ruling Documents submitted to the Service prior to the date of this Agreement (and any Supplemental Ruling Documents), copies of which were delivered to the Agilent VP on September 17, 1999, and, to Agilent's knowledge, all of such information or representations that relate to Agilent or any Agilent Affiliate, or the business or operations of either, are true, correct and complete.

               (2) Agilent will not, and will cause each Agilent Affiliate not to, take any action, or fail or omit to take any action, that would cause any of the information or representations made in the Ruling Documents or Supplemental Ruling Documents that relate to Agilent or any Agilent Affiliate, or the business or operations of either, to be untrue, regardless of whether such information or representations were included in the Initial Private Letter Ruling (or any Supplemental Ruling).

               (3) Neither Agilent nor any Agilent Affiliate will, directly or indirectly, during the Restriction Period:

                         (1) enter into, or otherwise be a party to, any
transaction or arrangement (including, without limitation, stock issuances, stock acquisitions, and transactions involving the stock or substantially all of the assets of Agilent or any Agilent Affiliate) pursuant to which one or more persons acquire stock of Agilent or any Agilent Affiliate representing a "50-percent or greater interest" within the meaning of Section 355(d)(4) of the Code that would cause Section 355(e) of the Code to apply to any Applicable Spinoff; or

                         (2) take or fail to take any other action (including,
without limitation, any cessation, transfer to affiliates or disposition of its active trade or business, and certain reacquisitions of its stock and payments of extraordinary dividends to its shareholders) that would cause any Applicable Spinoff to fail to qualify for nonrecognition of gain or loss under the Code.

               (4)  During the Restriction Period:

                         (1)   neither Agilent nor any Agilent Affiliate will,
directly or indirectly, in a single transaction or in a series of transactions:
(1) issue stock or other equity interests of Agilent or any Agilent Affiliate (including, without limitation, options, rights, warrants or securities exercisable for, or convertible into stock of Agilent or any Agilent Affiliate, or any similar arrangement); or (2) redeem, purchase or otherwise reacquire any of its capital stock (other than through stock purchases meeting the requirements of section 4.05(1)(b) of Rev. Proc. 96-30, 1996-1 C.B. 696); which, when aggregated with all other such specified transactions undertaken during the Restriction Period, would involve the acquisition (determined under the principles of Section 355 of the Code) by one or more persons of more than thirty-five percent (35%) of the stock of Agilent or any Agilent Affiliate (including stock issued by Agilent in the IPO):

                         (2)   Agilent will not undertake any transaction that
is treated as a liquidation or merger under the Code; and

                         (3)   no Agilent Affiliate will liquidate or merge with
or into any other entity (other than in a liquidation or merger with or into another Agilent Affiliate that would not affect the qualification of an Applicable Spinoff as a reorganization under Sections 368(a) and/or 355 of the
Code);

unless (1) Hewlett-Packard consents in writing, which consent shall not be unreasonably withheld, or (2) Hewlett-Packard obtains, at Agilent's request, a Supplemental Ruling from the applicable Tax Authority that such transaction or series of transactions will not adversely affect the Tax treatment of any Applicable Spinoff. If the Service issues guidance or Treasury Regulations are issued under Section 355(e) of the Code, the parties hereby agree to meet to review the conditions and requirements set forth in this Section 5.2(d) and to consider making appropriate revisions thereto. Not later than fifteen (15) days prior to consummating any of the transactions described in the first sentence of this Section 5.2(d), Agilent shall provide notice of such transaction to the Agilent VP; not later than five (5) days prior to consummating any of the transactions described in the first sentence of this Section 5.2(d), Agilent shall provide notice of such transaction to the Hewlett-Packard VP (such notice to be provided under method (1) or (3) of Section 11.2 of this Agreement); provided, however, that in the event that Agilent determines that such notice
--------  -------
could be commercially detrimental, violate any law or agreement or waive any Privilege, the parties shall take all reasonable measures to permit Agilent's compliance with its obligations under this Section 5.2(d) (including its obligations to obtain Hewlett-Packard's consent or a Supplemental Ruling) in a manner that avoids any such harm or consequence. Nothing in this Section
5.2(d) shall limit the liability of either party to this Agreement for any Restructuring Taxes that are the responsibility of such party under this Agreement.

               (5) Agilent recognizes that any failure by it or any Agilent Affiliate to comply with their obligations under this Section 5.2 may result in Additional Restructuring Taxes which could cause irreparable harm to Hewlett-Packard, the Hewlett-Packard Affiliates and their stockholders, and that such persons may be inadequately compensated by monetary damages for such failure. Accordingly, if (1) Agilent or any Agilent Affiliate shall fail to comply with any obligation under this Section 5.2 which would be reasonably foreseeable to result in any Additional Restructuring Taxes, and (2) Agilent shall fail to provide Hewlett-Packard with a written opinion of nationally recognized tax counsel that such failure to comply with such obligation will not result in any increase in Taxes of Hewlett-Packard or any Hewlett-Packard Affiliate, and such opinion is provided to Hewlett-Packard for its review and approval, which approval will not be unreasonably withheld, then Hewlett-Packard and each Hewlett-Packard Affiliate shall be entitled to injunctive relief in addition to all other remedies.

          5.3  Hewlett-Packard Representations.  Hewlett-Packard, for itself and
               -------------------------------
the Hewlett-Packard Affiliates, hereby represents, warrants and covenants that:

               (1) Hewlett-Packard has reviewed the information and representations made in the Ruling Documents submitted to the Service prior to the date of this Agreement (and any Supplemental Ruling Documents), and, to its knowledge, all of such information or representations that relate to Hewlett-Packard or any Hewlett-Packard Affiliate, or the business or operations of either, are true, correct and complete.

               (2) Hewlett-Packard will not, and will cause each Hewlett-Packard Affiliate not to, take any action, or fail or omit to take any action, that would cause any of the information or representations made in the Ruling Documents or Supplemental Ruling Documents to be untrue, regardless of whether such information or representations were included in the Initial Private Letter Ruling (or any Supplemental Ruling).

               (3) Neither Hewlett-Packard nor any Hewlett-Packard Affiliate will, directly or indirectly, during the Restriction Period:

                         (1) enter into, or otherwise be a party to, any
transaction or arrangement (including, without limitation, stock issuances, stock acquisitions, and transactions involving the stock or substantially all of the assets of Hewlett-Packard or any Hewlett-Packard Affiliate) pursuant to which one or more persons acquire stock of Hewlett-Packard or any Hewlett-Packard Affiliate representing a "50-percent or greater interest" within the meaning of Section 355(d)(4) of the Code that would cause Section 355(e) of the Code to apply to any Applicable Spinoff; or

                         (2) take or fail to take any other action (including,
without limitation, any cessation, transfer to affiliates or disposition of its active trade or business, and certain reacquisitions of its stock and payments of extraordinary dividends to its shareholders) that would cause any Applicable Spinoff to fail to qualify for nonrecognition of gain or loss under the Code.

                         (4) Hewlett-Packard recognizes that any failure by it
or any Hewlett-Packard Affiliate to comply with their obligations under this
Section 5.3 may result in Additional Restructuring Taxes which could cause irreparable harm to Agilent, the Agilent Affiliates and their stockholders, and that such persons may be inadequately compensated by monetary damages for such failure. Accordingly, if (1) Hewlett-Packard or any Hewlett-Packard Affiliate shall fail to comply with any obligation under this Section 5.3 which would be reasonably foreseeable to result in any Additional Restructuring Taxes, and (2) Hewlett-Packard shall fail to provide Agilent with a written opinion of nationally recognized tax counsel that such failure to comply with such obligation will not result in any increase in Taxes of Agilent any Agilent Affiliate, and such opinion is provided to Agilent for its review and approval, which approval will not be unreasonably withheld, then Agilent and each Agilent Affiliate shall be entitled to injunctive relief in addition to all other remedies.

          5.4  Private Letter Rulings.
               ----------------------

               (1) Information. Hewlett-Packard has provided Agilent with a copy
                   -----------
of the Initial Private Letter Ruling and copies of the Ruling Documents submitted on or prior to the date hereof, and shall provide Agilent with copies of any additional Ruling Documents prepared after the date hereof prior to the submission of such Ruling Documents to a Tax Authority.

               (2) Supplemental Rulings.
                   --------------------

                         (1) In General. Hewlett-Packard agrees that at the
                             ----------
reasonable request of Agilent, Hewlett-Packard shall cooperate with Agilent and use its reasonable best efforts to seek to obtain, as expeditiously as possible, a Supplemental Ruling or other guidance from the Service or any other Tax Authority for the purpose of confirming (1) the continuing validity of (A) the Initial Private Letter Ruling, (B) any similar ruling issued by any Tax Authority addressing the application of a provision of the laws of another jurisdiction to the Internal Distribution or the Public Distribution and/or (C) any Supplemental Rulings issued previously, and (2) compliance on the part of Agilent or an Agilent Affiliate with its obligations under Section 5.2 of this Agreement. However, Hewlett-Packard shall not be obligated to seek a Supplemental Ruling if it reasonably believes that seeking such Supplemental Ruling would adversely affect Hewlett-Packard or any Hewlett-

Packard Affiliate. Further, in no event shall Hewlett-Packard be required to file any Supplemental Ruling unless Agilent represents that (1) it has read the request for the Supplemental Ruling and any materials, appendices and exhibits submitted or filed therewith (the "Supplemental Ruling Documents") and (2) all information and representations, if any, relating to Agilent and any Agilent Affiliate contained in the Supplemental Ruling Documents are true, correct and complete in all material respects. Agilent shall reimburse Hewlett-Packard for all costs and expenses incurred by Hewlett-Packard in obtaining a Supplemental Ruling requested by Agilent. Agilent hereby agrees that only Hewlett-Packard shall apply for a Supplemental Ruling, unless such Supplemental Ruling relates to a ruling addressing the Spinoff issued by any Foreign Tax Authority to Agilent or any Agilent Affiliate. Agilent further agrees that it shall not seek any guidance (whether written or oral) from the Service or any other Tax Authority concerning the Spinoff except as set forth in this Section 5.4(b). For the avoidance of doubt, the preceding sentence shall not in any way limit the ability of any outside counsel to Agilent to request informal guidance from the Service regarding such issues on an anonymous basis.

                         (2)  Participation Rights. If Hewlett-Packard
                              --------------------
determines to obtain a Supplemental Ruling or other guidance after the date of this Agreement: (1) Hewlett-Packard shall keep Agilent informed in a timely manner of all material actions taken or proposed to be taken by Hewlett-Packard in connection therewith; (2) Hewlett-Packard shall (A) reasonably in advance of the submission of any such Supplemental Ruling Documents provide Agilent with a draft copy thereof, (B) reasonably consider Agilent's comments on such draft copy, and (C) provide Agilent with a final copy; and (3) to the extent that such Supplemental Ruling relates to Agilent or any Agilent Affiliate, Hewlett-Packard shall (A) incorporate Agilent's comments on all submissions of Supplemental Ruling Documents, and (B) provide Agilent with notice reasonably in advance of, and Agilent shall have the right to attend, any meetings with the Tax Authority (subject to the approval of the Tax Authority) that relate to such Supplemental Ruling.

          5.5  Carrybacks.
               ----------

               (1) In General. Hewlett-Packard agrees to pay to Agilent the
                   ----------
Federal Income Tax Benefit from the use in any Pre-Distribution Period (the "Carryback Period") of a carryback of any Tax Asset of the Agilent Group from a Post-Distribution Period (other than a carryback of any Tax Asset attributable to Restructuring Taxes or Foreign Operating Taxes taken into account under Sections 5.9, 5.10 or 5.11 of this Agreement); provided, however, that if such
                                               --------  -------
carryback
permanently prevents Hewlett-Packard from using a Tax Asset, Agilent shall reimburse Hewlett-Packard for such payment to the extent of such disallowance. The Federal Income Tax Benefit of a carryback of a Tax Asset shall be considered equal to the greater of (1) the increase in the amount Hewlett-Packard would have paid Agilent or (2) the decrease in the amount Agilent would have paid Hewlett-Packard had the amount of such Tax Asset applied to the Carryback Period arisen in such Carryback Period and the provisions of Sections 3 and 4 of this Agreement applied to such period. If subsequent to the payment by Hewlett-Packard to Agilent of the Federal Income Tax Benefit of a carryback of a Tax Asset of the Agilent Group, there shall be a Final Determination which results in a (1) change to the amount of the Tax Asset so carried back or (2) change to the amount of such Federal Income Tax Benefit, Agilent shall repay to Hewlett-Packard, or Hewlett-Packard shall repay to Agilent, as the case may be, any amount which would not have been payable to such other party pursuant to this
Section 5.5 had the amount of the benefit been determined in light of these events. Agilent shall indemnify Hewlett-Packard and hold it harmless from and against any interest, addition to Tax or penalty payable by any member of the Hewlett-Packard Group as a result of any such event. Nothing in this Section 5.5 shall require Hewlett-Packard to file an amended Tax Return or claim for refund of Federal Income Taxes; provided, however, that Hewlett-Packard shall
                         --------  -------
use its reasonable best efforts to use any carryback of a Tax Asset of the Agilent Group that is carried back under this Section 5.5. Nothing in this Agreement is intended to limit the ability of Agilent and the Agilent Affiliates to implement Tax planning strategies designed to reduce or eliminate any carryback of any Tax Assets of the Agilent Group from any Post-Distribution Period to any Interim Period.

               (2) Net Operating Losses. Notwithstanding any other provision of
                   --------------------
this Agreement, unless Hewlett-Packard otherwise expressly agrees in writing, Agilent hereby expressly agrees to elect (under Section 172(b)(3) of the Code and, to the extent feasible, any similar provision of any state, local or foreign Tax Law) to relinquish any right to carryback net operating losses (in which event no payment shall be due from Hewlett-Packard to Agilent in respect of such net operating losses).

          5.6  Allocation of Tax Items. All Tax computations for (1) any Interim
               -----------------------
Periods ending on the Distribution Date and (2) the immediately following taxable period of Agilent or any Agilent Affiliate, shall be made pursuant to the principles of Section 1.1502-76(b) of the Treasury Regulations or of a corresponding provision under the laws of other jurisdictions, as determined by Hewlett-Packard, taking into account all reasonable suggestions made by Agilent with respect thereto.

          5.7  Continuing Covenants.  Hewlett-Packard (for itself and each
               --------------------
Hewlett-Packard Affiliate) and Agilent (for itself and each Agilent Affiliate) agree (1) not to take any action reasonably expected to result in an increased Tax liability to the other, a reduction in a Tax Asset of the other or an increased liability to the other under this Agreement and (2) to take any action reasonably requested by the other that would reasonably be expected to result in a Tax Benefit or avoid a Tax Detriment to the other, provided that such action does not result in any additional cost not fully compensated for by the requesting party. The parties hereby acknowledge that the preceding sentence is not intended to limit, and therefore shall not apply to, the rights of the parties with respect to matters otherwise covered by this Agreement.

          5.8  Allocation of Tax Assets.
               ------------------------

               (1) In General. Hewlett-Packard and Agilent shall cooperate in
                   ----------
determining the allocation of any Tax Assets among Hewlett-Packard, each Hewlett-Packard Affiliate, Agilent and each Agilent Affiliate that is occasioned by the Spinoff. The parties hereby agree that in the absence of controlling legal authority or unless otherwise provided under this Agreement, Tax Assets shall be allocated to the legal entity that incurred the cost or burden associated with the creation of such Tax Asset.

               (2) Earnings and Profits.  Hewlett-Packard will advise Agilent in
                   --------------------
writing of the decrease in Hewlett-Packard earnings and profits attributable to the Public Distribution under Section 312(h) of the Code, as well as the amounts of any allocations required under Temp. Treas. Reg. (S) 7.367(b)-10T or Treas. Reg. (S)(S) 1.1248-2 or -3 (or other applicable Treasury Regulations), as a result of the Spinoff (i) not later than April 30, 2000, with respect to transactions completed during fiscal year 1999 and (ii) not later than April 30, 2001 with respect to transactions completed during fiscal year 2000; provided,
                                                                     --------
however, that Hewlett-Packard shall provide Agilent with estimates of such
-------
amounts (determined in accordance with past practice) prior to such anniversary as reasonably requested by Agilent. In the event that any temporary or final amendments to the Treasury Regulations referenced in the preceding sentence are promulgated after the date of this Agreement that provide for any election to apply such regulations retroactively (including any election that would permit retroactive application of the rules set forth in Prop. Treas. Reg. (S) 1.367(b)-5), then any such election shall be made only to the extent that the Hewlett-Packard VP and Agilent VP agree to make such election.

          5.9  Japan Restructuring Taxes.
               -------------------------

               (1) In General. Hewlett-Packard or a Hewlett-Packard Affiliate
                   ----------
shall provide Agilent or an Agilent Affiliate with funding as of November 1, 1999 in an amount equal to the sum of:

                         (1)   one hundred percent (100%) of the amount of the
Contemplated Japan Restructuring Tax to the extent that the parties reasonably expect any foreign tax credits attributable thereto to be allocated to any Hewlett-Packard Affiliate for Federal Income Tax purposes; plus

                         (2)   sixty percent (60%) of the amount of any
remaining Contemplated Japan Restructuring Tax.

The funding to be provided by Hewlett-Packard to Agilent under this Section 5.9(a) shall be provided according to the procedures set forth in Section 2.2 of the Separation Agreement. To the extent that the allocations referred to in paragraphs (a)(i) and (ii) have not been ascertained as of December 15, 1999, a subsequent adjustment to the funding to be provided by Hewlett-Packard to Agilent under this Section 5.9(a) may be made at such time as such allocation is ascertained, to the extent agreed by Hewlett-Packard and Agilent.

                    (2) Use of Foreign Tax Credits by Hewlett-Packard. To the
                        ---------------------------------------------
extent that Hewlett-Packard or a Hewlett-Packard Affiliate receives a Tax Benefit attributable to an increase in foreign tax credits by reason of any Japan Restructuring Tax, Hewlett-Packard shall pay Agilent forty percent (40%) of its Tax Benefit, to the extent that such credits relate to the Contemplated Japan Restructuring Tax funded by Hewlett-Packard under paragraph (a)(ii) of this Section 5.9; eighteen percent (18%) of its Tax Benefit, to the extent that such credits relate to an Additional Japan Restructuring Tax funded by Hewlett-Packard and Agilent under Section 5.1(b)(iii) of this Agreement; and one hundred percent (100%) of its Tax Benefit, to the extent that such credits relate to an Additional Japan Restructuring Tax funded entirely by Agilent under Section 5.1(b)(i) or (ii) of this Agreement. For purposes of this Section 5.9(b), Hewlett-Packard's Tax Benefit shall be determined first by measuring the incremental impact on Hewlett-Packard's Federal Income Tax liability (after taking into account the impact of all other Tax Items to Hewlett-Packard but without regard to any Tax Items relating to any Additional Japan Restructuring Taxes) solely as a result of any increase in foreign tax credits attributable to Contemplated Japan

Restructuring Taxes, and then by measuring the incremental impact on Hewlett-Packard's Federal Income Tax liability (after taking into account any Tax Items relating to any Contemplated Japan Restructuring Taxes) solely as a result of any increase in foreign tax credits attributable to Additional Japan Restructuring Taxes. This Section 5.9(b) shall apply to a Tax Benefit with respect to Hewlett-Packard's liability on the Consolidated Return for the fiscal year ending October 31, 2000 only to the extent that such Tax Benefit is not attributable to foreign tax credits treated as used on the Pro Forma Agilent Consolidated Return for such period (such use determined without regard to any carryback of Japan Restructuring Taxes). Appendix F to this Agreement sets forth examples illustrating the intended application of this Section 5.9(b).

               (3)  Use of Foreign Tax Credits by Agilent. To the extent that
                    -------------------------------------
Agilent receives a Tax Benefit attributable to an increase in foreign tax credits by reason of any Japan Restructuring Tax, Agilent shall pay Hewlett-Packard one hundred percent (100%) of its Tax Benefit, to the extent that such credits relate to the Contemplated Restructuring Tax funded by Hewlett-Packard under paragraph (a)(i) of this Section 5.9; sixty percent (60%) of its Tax Benefit, to the extent that such credits relate to the Contemplated Japan Restructuring Tax funded by Hewlett-Packard under paragraph (a)(ii) of this
Section 5.9; eighty-two percent (82%) of its Tax Benefit, to the extent that such credits relate to an Additional Japan Restructuring Tax funded by Hewlett-Packard and Agilent under Section 5.1(b)(iii) of this Agreement; and one hundred percent (100%) of its Tax Benefit, to the extent that such credits relate to an Additional Japan Restructuring Tax funded entirely by Hewlett-Packard under
Section 5.1(b)(i) or (ii) of this Agreement. For purposes of this Section 5.9(c), Agilent's Tax Benefit shall be determined first by measuring the incremental impact on Agilent's Federal Income Tax liability (after taking into account the impact of all other Tax Items to Agilent but without regard to any Tax Items relating to any Additional Japan Restructuring Taxes) solely as a result of any increase in foreign tax credits attributable to Contemplated Japan Restructuring Taxes, and then by measuring the incremental impact on Agilent's Federal Income Tax liability (after taking into account any Tax Items relating to any Contemplated Japan Restructuring Taxes) solely as a result of any increase in foreign tax credits attributable to Additional Japan Restructuring Taxes. In making this determination with respect to the Interim Period, Agilent shall be treated as receiving a Tax Benefit only to the extent any credits are treated as used on the Pro Forma Agilent Consolidated Return for such period (such use determined without regard to any carryback of Japan Restructuring Taxes). Appendix F to this Agreement sets forth examples illustrating the intended application of this Section 5.9(c).

               (4)  Subsequent Adjustments. If taking into account subsequent
                    ----------------------
events (including, for example, carrybacks of other foreign tax credits and Final Determinations that affect foreign tax credit computations), and taking into account any previous adjustments pursuant to this Section 5.9(d), one of the parties determines that it did not receive any portion of the Tax Benefit for which it previously had made a payment to the other party pursuant to paragraph (b) or (c) of this Section 5.9, Agilent shall pay Hewlett-Packard, or Hewlett-Packard shall pay Agilent, as appropriate, an amount such that the net payment (if any) equals the portion of the net Tax Benefit (taking into account such subsequent events) specified in paragraph (b) or (c) of this Section 5.9.

               (5)  Other Contemplated Restructuring Taxes.  The parties will
                    --------------------------------------
determine the impact, if any, on the amount of cash to be transferred by Hewlett-Packard to Agilent as soon as practicable after the amount of each Contemplated Restructuring Tax is ascertained.

          5.10 Certain Foreign Operating Taxes.
               -------------------------------

               (1)  Fiscal Year 1999 and Prior Periods. If Agilent or any
                    ----------------------------------
Agilent Affiliate receives any Tax Benefit (including any reduction in the amount required to be paid by Agilent to Hewlett-Packard under Section 4 of this Agreement with respect to any Pro Forma Agilent Consolidated Return) solely as a result of receiving a dividend or deemed distribution to which a foreign tax credit for Foreign Operating Taxes accrued by any Hewlett-Packard Affiliate, Hewlett-Packard Japan Ltd. or Yokogawa Analytical Systems, Inc. with respect to fiscal year 1999 or any prior period is attributable (including the amount of any such credits that are used by Agilent as a result of a carryback), Agilent shall pay the amount of such Tax Benefit to Hewlett-Packard; for this purpose Agilent's Tax Benefit shall be determined by measuring the incremental impact on Agilent's Federal Income Tax liability prior to taking into account the impact of any Restructuring Tax, but after the impact of all other Tax Items to Agilent. Appendix F to this Agreement sets forth examples illustrating the intended application of this Section 5.10(a).

               (2)  Fiscal Years 2000 and 2001.  If Hewlett-Packard or any
                    --------------------------
Hewlett-Packard Affiliate receives any Tax Benefit (other than any Tax Benefit that reduces the amount required to be paid by Agilent to Hewlett-Packard under
Section 4 of this Agreement with respect to any Pro Forma Agilent Consolidated Return) solely as a result of receiving a dividend or deemed distribution to which a credit for Foreign Operating Taxes accrued by any Agilent Affiliate with respect to fiscal years 2000 or 2001 is attributable (including the amount of any such credits that are used by Hewlett-Packard as a result of a carryback), Hewlett-Packard shall pay the amount of such Tax Benefit to Agilent; for this purpose Hewlett-Packard's Tax Benefit shall be determined by measuring the incremental impact on Hewlett-Packard's Federal Income Tax liability prior to taking into account the impact of any Restructuring Tax, but after the impact of all other Tax Items to Hewlett-Packard. Appendix F to this Agreement sets forth examples illustrating the intended application of this Section 5.10(b).

               (3)  Ordering Rule.  For purposes of determining whether Hewlett-
                    -------------
Packard (or any Hewlett-Packard Affiliate) or Agilent (or any Agilent Affiliate) receives a Tax Benefit attributable to Foreign Operating Taxes, any earnings that gave rise to a Foreign Operating Tax (including any amount deemed received under Section 78 of the Code that is attributable to such earnings) shall be taken into account only with respect to such Foreign Operating Tax and not with respect to any Restructuring Tax.

               (4)  Subsequent Adjustments. If taking into account subsequent
                    ----------------------
events (including, for example, carrybacks of other foreign tax credits and Final Determinations that affect foreign tax credit computations), and taking into account any previous adjustments pursuant to this Section 5.10(d), one of the parties determines that it did not receive any portion of the Tax Benefit for which it previously had made a payment to the other party pursuant to paragraph (a) or (b) of this Section 5.10, Agilent shall pay Hewlett-Packard, or Hewlett-Packard shall pay Agilent, as appropriate, an amount such that the net payment (if any) equals the portion of the net Tax Benefit (taking into account such subsequent events) specified in paragraph (a) or (b) of this Section 5.10.

          5.11 Other Restructuring Taxes.
               -------------------------

               (1)  Use of Foreign Tax Credits by Hewlett-Packard.  If Hewlett-
                    ---------------------------------------------
Packard or any Hewlett-Packard Affiliate receives any Tax Benefit (other than any Tax Benefit that reduces the amount required to be paid by Agilent to Hewlett-Packard under Section 4 of this Agreement with respect to any Pro Forma Agilent Consolidated Return) solely as a result of any increase in foreign tax credits attributable to any Restructuring Tax (other than any Japan Restructuring Tax) funded by Agilent under Section 5.1 of this Agreement, Hewlett-Packard shall pay the amount of such Tax Benefit to Agilent that is attributable to the portion of such

Restructuring Tax funded by Agilent; for this purpose Hewlett-Packard's Tax Benefit shall be determined by measuring the incremental impact on Hewlett-Packard's Federal Income Tax liability prior to taking into account the impact of any Japan Restructuring Tax, but after the impact of all other Tax Items to Hewlett-Packard (including any Foreign Operating Taxes taken into account under Section 5.10 of this Agreement).

               (2)  Use of Foreign Tax Credits by Agilent. If Agilent or any
                    -------------------------------------
Agilent Affiliate receives any Tax Benefit (including any reduction in the amount required to be paid by Agilent to Hewlett-Packard under Section 4 of this Agreement with respect to any Pro Forma Agilent Consolidated Return) solely as a result of any increase in foreign tax credits attributable to any Restructuring Tax (other than any Japan Restructuring Tax) funded by Hewlett-Packard under
Section 5.1 of this Agreement, Agilent shall pay the amount of such Tax Benefit to Hewlett-Packard that is attributable to the portion of such Restructuring Tax funded by Hewlett-Packard; for this purpose Agilent's Tax Benefit shall be determined by measuring the incremental impact on Agilent's Federal Income Tax liability prior to taking into account the impact of any Japan Restructuring Tax, but after the impact of all other Tax Items to Agilent (including any Foreign Operating Taxes taken into account under Section 5.10 of this Agreement).

               (3) Subsequent Adjustments. If taking into account subsequent
                   ----------------------
events (including, for example, carrybacks of other foreign tax credits and Final Determinations that affect foreign tax credit computations), and taking into account any previous adjustments pursuant to this Section 5.11(c), one of the parties determines that it did not receive any portion of the Tax Benefit for which it previously had made a payment to the other party pursuant to paragraph (a) or (b) of this Section 5.11, Agilent shall pay Hewlett-Packard, or Hewlett-Packard shall pay Agilent, as appropriate, an amount such that the net payment (if any) equals the portion of the net Tax Benefit (taking into account such subsequent events) specified in paragraph (a) or (b) of this Section 5.11.

Section 6.     Additional Obligations

               6.1  Indemnification.
                    ---------------

                    (1)  In General. Hewlett-Packard and each Hewlett-Packard
                         ----------
Affiliate shall jointly and severally indemnify Agilent, each Agilent Affiliate and their respective directors, officers and employees, and hold them harmless from and against any and all Taxes for which Hewlett-Packard or any Hewlett-Packard Affiliate is liable under this Agreement and any loss, cost, damage or expense, including reasonable attorneys' fees and costs, that is attributable to, or results from the failure of Hewlett-Packard, any Hewlett-Packard Affiliate or any director, officer or employee to make any payment required to be made under this Agreement. Agilent and each Agilent Affiliate shall jointly and severally indemnify Hewlett-Packard, each Hewlett-Packard Affiliate and their respective directors, officers and employees, and hold them harmless from and against any and all Taxes for which Agilent or any Agilent Affiliate is liable under this Agreement and any loss, cost, damage or expense, including reasonable attorneys' fees and costs, that is attributable to, or results from, the failure of Agilent, any Agilent Affiliate or any director, officer or employee to make any payment required to be made under this Agreement.

                    (2)  Inaccurate or Incomplete Information. Hewlett-Packard
                         ------------------------------------
and each Hewlett-Packard Affiliate shall jointly and severally indemnify Agilent, each Agilent Affiliate and their respective directors, officers and employees, and hold them harmless from and against any cost, fine, penalty, or other expense of any kind attributable to the negligence of Hewlett-Packard or any Hewlett-Packard Affiliate in supplying Agilent or any Agilent Affiliate with inaccurate or incomplete information, in connection with the preparation of any Tax Return. Agilent and each Agilent Affiliate shall jointly and severally indemnify Hewlett-Packard, each Hewlett-Packard Affiliate and their respective directors, officers and employees, and hold them harmless from and against any cost, fine, penalty, or other expenses of any kind attributable to the negligence of Agilent or any Agilent Affiliate in supplying Hewlett-Packard or any Hewlett-Packard Affiliate with inaccurate or incomplete information, in connection with the preparation of any Tax Return.

                    (3) No Indemnification for Tax Items. Nothing in this
                        --------------------------------
Agreement shall be construed as a guarantee of the existence or amount of any loss, credit, carryforward, basis or other Tax Item, whether past, present or future, of Hewlett-Packard, any Hewlett-Packard Affiliate, Agilent or any Agilent Affiliate.

          6.2  Payments.
               --------

               (1) In General. Except as otherwise provided under this
                   ----------
Agreement, to the extent that one party (the "Indemnifying Party") has an indemnification or payment obligation to the other party (the "Indemnitee") pursuant to this Agreement, the Indemnitee shall provide the Indemnifying Party with its calculation of the amount of such indemnification payment. Such calculation shall provide sufficient detail to permit the Indemnifying Party to reasonably understand the calculations. All indemnification payments shall be made to the Indemnitee or to the appropriate Tax Authority as specified by the Indemnitee within the time prescribed for payment in this agreement, or if no period is prescribed, within thirty (30) days after delivery by the Indemnitee to the Indemnifying Party of written notice of a payment by or the incurrence of such an amount based on a Final Determination, together with a computation of the amounts due.

               (2) Electronic Payments. Any payment required under this
                   -------------------
Agreement in an amount in excess of one million dollars ($1,000,000.00) shall be made by electronic funds transfer of immediately available funds.

               (3) Treatment of Payments. Unless otherwise required by any Final
                   ---------------------
Determination, the parties agree to treat any payments (other than payments of interest pursuant to Sections 5.5 or 6.5 of this Agreement and payments of After Tax Amounts pursuant to Section 6.4 of this Agreement) pursuant to this Agreement as relating back to the last taxable period beginning on or before the Distribution Date and, accordingly, as not includible in income.

          6.3  Prompt Performance.  All actions required to be taken by any
               ------------------
party under this agreement shall be performed within the time prescribed for performance in this agreement, or if no period is prescribed, such actions shall be performed promptly.

          6.4  After Tax Amounts.  If pursuant to a Final Determination it is
               -----------------
determined that the receipt or accrual of any payment made under this Agreement (other than payments of interest pursuant to Sections 5.5 or 6.5 of this Agreement) is subject to any Tax, the party making such payment shall be liable for (a) the After Tax Amount with respect to such payment and (b) interest at the rate described in Section 6.5 of this Agreement on the amount of such Tax from the date such Tax accrues through the date of payment of such After Tax Amount. A party making a demand for a payment pursuant to this Agreement and for a payment of an After Tax

Amount with respect to such payment shall separately specify and compute such After Tax Amount. However, a party may choose not to specify an After Tax Amount in a demand for payment pursuant to this Agreement without thereby being deemed to have waived its right subsequently to demand an After Tax Amount with respect to such payment.

          6.5  Interest.  Payments pursuant to this Agreement that are not made
               --------
within the period prescribed in this Agreement (the "Payment Period") shall bear interest for the period from and including the date immediately following the last date of the Payment Period through and including the date of payment (the "Interest Accrual Period") at a per annum rate equal to the prime rate as published in The Wall Street Journal on the date of determination, plus two percent (2%). Such interest will be payable at the same time as the payment to which it relates and shall be calculated on the basis of a year of 365 days and the actual number of days for which due.

          6.6  Tax Records.  The parties to this Agreement hereby agree to
               -----------
retain and provide on demand books, records, documentation and other information relating to any Tax Return until the later of (1) the expiration of the applicable statute of limitations (giving effect to any extension, waiver or mitigation thereof) and (2) in the event any claim is made under this Agreement for which such information is relevant, until a Final Determination with respect to such claim.

Section 7.     Audits

          7.1  In General.
               ----------

               (1) Except as otherwise provided in this Agreement, the Filing Party shall have the right to control, contest, and represent the interests of Hewlett-Packard, any Hewlett-Packard Affiliate, Agilent or any Agilent Affiliate in any Audit relating to any Tax Return that the Filing Party is responsible for filing under Section 2.1 of this Agreement and to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of any such Audit. The Filing Party's rights shall extend to any matter pertaining to the management and control of an Audit, including execution of waivers, choice of forum, scheduling of conferences and the resolution of any Tax Item.

               (2) Notwithstanding Section 7.1(a), for so long as Hewlett-Packard owns fifty percent (50%) or more of the outstanding stock (by vote or value) of Agilent, the entering into of any resolution, settlement or agreement or any decision in connection with (including the entering into of) any judicial or administrative proceeding relating to Taxes of Hewlett-Packard Japan or Yokogawa Analytical Systems by Agilent or any Agilent Affiliate shall be subject to Hewlett-Packard's review and approval, which approval shall not be unreasonably withheld.

               (3) Notwithstanding Sections 7.1(a) and (b), and subject to the conditions and limitations set forth in Sections 7.2, 7.3 and 7.4 of this Agreement,

                         (1)  the Non-Filing Party shall have control over
decisions to resolve, settle or otherwise agree to any deficiency, claim or adjustment with respect to any Sole Responsibility Item; and

                         (2)  the Filing Party and the Non-Filing Party shall
have joint control over decisions to resolve, settle or otherwise agree to any deficiency, claim or adjustment with respect to any Joint Responsibility Item.

          7.2  Notice.  If after the date of this Agreement, Hewlett-Packard (or
               ------
any Hewlett-Packard Affiliate) or Agilent (or any Agilent Affiliate) receives written notice of, or relating to, an Audit from a Tax Authority that asserts, proposes or recommends a deficiency, claim or adjustment that, if sustained, could result in Taxes for which the other party is responsible under this Agreement, then the party receiving such notice shall provide a copy of such notice to such other party within ten (10) days of receipt thereof.

          7.3  Participation Rights.
               --------------------

               (1) If a Tax Authority asserts, proposes or recommends a deficiency, claim or adjustment that, if sustained, could result in Taxes for which the Non-Filing Party is responsible under this Agreement, then the Filing Party shall keep the Non-Filing Party informed in a timely manner of all actions taken or proposed to be taken by the Filing Party in connection with such deficiency, claim or adjustment.

               (2) In the case of an Audit with respect to any Sole Responsibility Item or Joint Responsibility Item, the Filing Party shall:

                         (1)   in the case of any material correspondence or
filing submitted to the Tax Authority or any judicial authority that relates to the merits of such deficiency, claim or adjustment (1) reasonably in advance of such submission, but subject to applicable time constraints imposed by such Tax Authority or judicial authority, provide the Non-Filing Party with a draft copy of the portion of such correspondence or filing that relates to such deficiency, claim or adjustment, (2) incorporate, subject to applicable time constraints imposed by such Tax Authority or judicial authority, the Non-Filing Party's comments and changes on such draft copy of such correspondence or filing, and
(3) provide the Non-Filing Party with a final copy of the portion of such correspondence or filing that relates to such deficiency, claim or adjustment; and

                         (2)   provide the Non-Filing Party with notice
reasonably in advance of, and the Non-Filing Party shall have the right to attend, any meetings with the Tax Authority (including meetings with examiners) or hearings or proceedings before any judicial authority to the extent they relate to such deficiency, claim or adjustment.

               (3) At the Filing Party's reasonable request (or upon the Filing Party's consent to a request by the Non-Filing Party, which consent shall not be unreasonably withheld), the Non-Filing Party shall assume responsibility for (1) presenting the merits with respect to (A) any deficiency, claim or adjustment that, if sustained, would result in Taxes for which the Non-Filing Party is responsible under this Agreement, or (B) subject to Section 7.6 of this Agreement, any affirmative claim relating to a Tax Item of the Non-Filing Party, or (2) resolving, settling or agreeing to any such deficiency, claim or adjustment. Any such request (or consent) by the Filing Party shall be subject to the Non-Filing Party's continued compliance with the conditions of Section
7.4 of this Agreement and to such other conditions as the Filing Party and Non-Filing Party reasonably agree.

          7.4  Limitations.
               -----------

               (1) In General.  The Filing Party shall have no obligation to
                   ----------
contest, or to continue to contest, any deficiency, claim or adjustment and the Non-Filing Party shall have no rights to control under Section 7.1(c) of this Agreement or to participate under Section 7.3 of this Agreement unless:

                         (1)   within thirty (30) days of a reasonable request
by the Filing Party, the Non-Filing Party shall deliver to the Filing Party a written opinion of nationally recognized tax counsel to the effect that the Non-Filing Party's position with respect to such deficiency, claim or adjustment is supported by substantial authority (within the meaning of Section 6662 of the Code);

                         (2)  the Non-Filing Party shall have agreed to be
bound by a Final Determination of such deficiency, claim or adjustment;

                         (3) the Non-Filing Party shall have agreed to pay,
and shall be currently paying, all reasonable out of pocket costs and expenses incurred by the Filing Party to contest such deficiency, claim or assessment including reasonable outside attorney's, accountants' and investigatory fees and disbursements;

                         (4)  the Non-Filing Party shall have advanced to the
Filing Party, on an interest-free basis (and with no additional net after-tax cost to the Filing Party), the amount of Tax in controversy (but not in excess of the lesser of (A) the amount of Tax for which the Non-Filing Party could be liable under this Agreement or (B) the amounts actually expended by the Filing Party for this item) to the extent necessary for the contest to proceed in the forum selected by the Filing Party;

                         (5)   the Non-Filing Party shall have provided to the
Filing Party all documents and information, and shall have made available employees and officers of the Non-Filing Party, as may be necessary, useful or reasonably required by the Filing Party in contesting such deficiency, claim or adjustment; and

                         (6)  the contest of such deficiency, claim or
adjustment shall involve no material danger of the sale, forfeiture or loss of, or the creation of any lien on, any asset of the Filing Party (except if the Non-Filing Party shall have adequately bonded such lien or otherwise made provision to protect the interests of the Filing Party in a manner reasonably satisfactory to the Filing Party).

               (2)  Settlement.  Notwithstanding Section 7.4(a), the Filing
                    ----------
Party may resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with any Audit of any Tax Return that it is responsible for filing under Section 2.1 of this Agreement without the Non-Filing Party's consent (and shall have no obligation to appeal such deficiency, claim or adjustment in any judicial forum) if such deficiency, claim or adjustment would result in:

                         (1)   a liability of the Non-Filing Party with respect
to a Sole Responsibility Item, unless within sixty (60) days of a reasonable request by the Filing Party, the Non-Filing Party delivers to the Filing Party a written opinion of nationally recognized tax counsel to the effect that it is more likely than not that the Non-Filing Party's position with respect to such deficiency, claim or adjustment will be upheld on appeal (or that it is more likely than not that a determination with respect to such deficiency, claim or adjustment will be reversed or substantially modified upon appeal in a manner favorable to the Non-Filing Party), provided that if the Filing Party delivers
                                    --------
to the Non-Filing Party a written opinion of counsel to the effect that appealing such determination in a judicial forum would be detrimental to the Filing Party, then the Non-Filing Party shall be required to deliver a written opinion of nationally recognized tax counsel to the effect that such determination should be reversed or substantially modified upon appeal in a manner favorable to the Non-Filing Party; or

                         (2)  a liability of the Non-Filing Party with respect
to a Joint Responsibility Item, unless within sixty (60) days of a request by the Filing Party, the Non-Filing Party delivers to the Filing Party a written opinion of nationally recognized tax counsel to the effect that the Non-Filing Party's position with respect to such deficiency, claim or adjustment should be upheld on appeal (or that a determination with respect to such deficiency, claim or adjustment should be reversed or substantially modified upon appeal in a manner favorable to the Non-Filing Party).

               (3)  Waiver.  Notwithstanding any other provision of this Section
                    ------
7.4, the Filing Party may resolve, settle, or agree to any deficiency, claim or adjustment for any taxable period that, if sustained, would result in (1) a Redetermination Amount resulting from a redetermination of a Tax Item of the Non-Filing Party or (2) any Restructuring Taxes for which the Non-Filing Party could be responsible under this Agreement if the Filing Party notifies the Non-Filing Party in writing that it waives the payment by the Non-Filing Party for such taxable period of any amount that would not be payable by the Non-Filing Party under this Agreement but for such deficiency, claim or adjustment (but not including amounts described in Section 7.4(a)(iii) of this Agreement that relate to the conduct to date of the contest). In such event, the Filing Party shall promptly reimburse the Non-Filing Party for all amounts previously advanced by the Non-Filing Party to the Filing Party in connection with such deficiency, claim or adjustment under Section 7.4(a)(iv) of this Agreement. In addition, the Filing Party shall reimburse the Non-Filing Party for any Tax Detriment that directly results from the settlement of such deficiency, claim or adjustment. No waiver by the Filing Party under this Section 7.4(c) with respect to any deficiency, claim or adjustment relating to any single Tax Item, position, issue or transaction or relating to any single Tax for any one taxable period shall operate as a waiver with respect to any other deficiency, claim or adjustment.

          7.5  Failure to Notify, Etc.  The failure of the Filing Party promptly
               -----------------------
to notify the Non-Filing Party of any matter relating to a particular Tax for a taxable period or to take any action specified in Section 7.3 of this Agreement shall not relieve the Non-Filing Party of any liability and/or obligation which it may have to the Filing Party under this Agreement with respect to such Tax for such taxable period except to the extent that the Non-Filing Party's rights hereunder are materially prejudiced by such failure and in no event shall such failure relieve the Non-Filing Party of any other liability and/or obligation which it may have to the Filing Party.

          7.6  Affirmative Claims.
               ------------------

               (1) In General.  Subject to the principles of Sections 7.3 and
                   ----------
7.4 of this Agreement, the Filing Party shall assert any affirmative claim (including, without limitation, by filing an amended return or claim for refund) relating to a Tax Item of the Non-Filing Party to the relevant Tax Authority provided that (1) the Non-Filing Party agrees in advance to provide full compensation to the Filing Party for any cost or detriment to the Filing Party that would result from successfully asserting such claim, and (2) the Non-Filing Party reasonably requests that such claim be asserted within the applicable time period set forth in Section 7.6(b) or 7.6(c) of this Agreement. The Filing Party may, in its sole discretion, assert any affirmative claim that does not satisfy the foregoing conditions or that is not described in Section 7.6(b) or 7.6(c) of this Agreement.

               (2) Consolidated Return Years.  Agilent shall request that
                   -------------------------
Hewlett-Packard assert any affirmative claims relating to a Tax Item of a member of the Agilent Group for a Consolidated Return Year no later than the date that is one hundred eighty (180) days after the date on which Hewlett-Packard delivers written notice to Agilent that an examination of the Consolidated Return for the applicable Consolidated Return Year is to begin.

               (3) Combined Returns.  The Non-Filing Party shall request that
                   ----------------
the Filing Party assert any affirmative claims relating to a Tax Item of the Non-Filing Party for a Pre-Distribution Period for which a Combined Return has been filed no later than the date that is one hundred eighty (180) days (but subject to applicable time constraints imposed by the Tax Authority) after the date on which the Filing Party delivers written notice to the Non-Filing Party that an examination of the Combined Return for the applicable Pre-Distribution Period has begun or is to begin.

          7.7  Remedies.  Except as otherwise provided in this Agreement, the
               --------
parties hereby agree that the sole and exclusive remedy for a breach by the Filing Party of the Filing Party's obligations to the Non-Filing Party with respect to a deficiency, claim or adjustment relating to the redetermination of a Tax Item of the Non-Filing Party for a taxable period shall first be a reduction in the amount that would otherwise be payable by the Non-Filing Party for such taxable period and then an increase in amount that would otherwise be payable by the Filing Party for such taxable period, in either case because of the breach. The parties further agree that no claim against the Filing Party and no defense to the Non-Filing Party's liabilities to the Filing Party under this Agreement shall arise from the resolution by the Filing Party of any deficiency, claim or adjustment relating to the redetermination of any Tax Item of the Filing Party.

Section 8.     Stock Options and Restricted Stock

          8.1  In General.  The parties hereto agree that Hewlett-Packard shall
               ----------
be entitled to any Tax Benefit arising by reason of exercises of Options to purchase shares of Hewlett-Packard stock, and that Agilent shall be entitled to any Tax Benefit arising by reason of exercises of Options to purchase shares of Agilent stock. In addition, Hewlett-Packard shall be entitled to any Tax Benefit arising by reason of the lapse of any restrictions with respect to shares of Hewlett-Packard stock, Agilent stock or other property subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code) held by an employee of Hewlett-Packard, and Agilent shall be entitled to any Tax Benefit arising by reason of the lapse of any restrictions with respect to shares of Agilent stock, Hewlett-Packard stock or other property subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code) held by an employee of Agilent. The parties hereto agree to report all Tax deductions with respect to stock options and other equity issued to their employees consistently with this Section 8.1, to the extent permitted by the Tax Law.

          8.2  Notices, Withholding, Reporting.  Hewlett-Packard shall promptly
               -------------------------------
notify Agilent of any post-Separation Date event giving rise to income to any Agilent Group employees or former employees in connection with exercises of options to purchase shares of Hewlett-Packard stock, or the lapse of any restrictions with respect to shares of Hewlett-Packard stock or other property subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code). If required by the Tax Law, Agilent shall withhold applicable Taxes and satisfy applicable Tax reporting obligations in connection therewith.

          8.3  Adjustments.  If Agilent or any Agilent Affiliate receives any
               -----------
Tax Benefit to which Hewlett-Packard is entitled under Section 8.1 of this Agreement, Agilent shall pay the amount of such Tax Benefit to Hewlett-Packard. If Hewlett-Packard or any Hewlett-Packard Affiliate receives any Tax Benefit to which Agilent is entitled under Section 8.1 of this Agreement, Hewlett-Packard shall pay the amount of such Tax Benefit to Agilent.

Section 9.     Other Tax Matters

          9.1  Other Adjustments.  Except as otherwise provided under this
               -----------------
Agreement, if, pursuant to a Final Determination, a party to this Agreement suffers an unanticipated Tax Detriment and, as a result, the other party to this Agreement obtains a corresponding unanticipated Tax Benefit, and such Tax Detriment is not otherwise compensated under this Agreement, then the party obtaining such Tax Benefit shall make a payment to the other party in an amount equal to such Tax Benefit.

          9.2  Research Tax Credit.  Within 180 days after the Distribution
               -------------------
Date, Hewlett-Packard will furnish the Agilent Group, pursuant to Section 41 of the Code, a draft of the base period information the Agilent Group will need to properly compute its research tax credits for any taxable period beginning on or after the Separation Date, and within thirty (30) days of receipt of such draft, Agilent shall provide Hewlett-Packard with any comments thereon. Hewlett-Packard shall reasonably consider all reasonable suggestions on such draft, and shall provide the final base period information to Agilent no later than 240 days after the Distribution Date.

          9.3  Foreign Sales Corporation Matters.
               ---------------------------------

               (1) For purposes of this Agreement, any Tax Items with respect to a Hewlett-Packard Foreign Sales Corporation that relate to the Agilent Business shall be allocated to Agilent and, to the extent not otherwise reimbursed under this Agreement, Agilent shall reimburse Hewlett-Packard for any Tax Detri-ment attributable thereto. In addition, any commissions that relate to the Agilent Business shall be paid by Agilent.

               (2) In the event that any Tax Items are allocated to Agilent pursuant to Section 9.3(a), Hewlett-Packard will pay (or will cause to be paid) to Agilent (or a designated Agilent Affiliate) an amount equal to that portion of the after-tax commission (as determined after taking into account any expenses) of the applicable Hewlett-Packard Foreign Sales Corporation that relates to the Agilent Business.

          9.4  Intercompany Pricing Adjustments.  If, pursuant to any agreement
               --------------------------------
entered into by Hewlett-Packard with any Tax Authority, intercompany pricing adjustments are required or permitted to be made by Hewlett-Packard (Malaysia) Sdn Bhd, Hewlett-Packard Medical Products (Quindao) Ltd. or Hewlett-Packard Shanghai Analytical Products Co. Ltd. with respect to fiscal year 1999 or prior periods, then, subject to Section 2.3(f) of this Agreement, any such required or permitted payments shall be made.

Section 10.    Miscellaneous

          10.1 Effectiveness.  This Agreement shall become effective upon
               -------------
execution by the parties hereto.

          10.2 Notices.  Any notice, request, instruction or other document to
               -------
be given or delivered under this Agreement by any party to another party shall be in writing and shall be deemed to have been duly given or delivered when (1) delivered in person, (2) deposited in the United States mail, postage prepaid and sent certified mail, return receipt requested or (3) delivered to Federal Express or similar service for overnight delivery to the address of the party set forth below:

          If to Hewlett-Packard or any Hewlett-Packard Affiliate, to the Hewlett-Packard VP, with a copy to the General Counsel of Hewlett-Packard, at:

               Hewlett-Packard Company
               3000 Hanover Street
               Palo Alto, California  94304

A copy of any notice, request, instruction or other document to be given to Hewlett-Packard or any Hewlett-Packard Affiliate that relates to Japanese Operating Tax or Japanese Restructuring Tax matters shall also be delivered to:

               Hewlett-Packard Japan Ltd.
               Attention:  Tax Department
               9-1 Takakura-cho, Hachioji-shi
               Tokyo 192-8510
               Japan

          If to Agilent or any Agilent Affiliate, to the Agilent VP, with a copy to the General Counsel of Agilent:

               Agilent Technologies Inc.
               3000 Hanover Street
               Palo Alto, California  94304

Any party may, by written notice to the other parties, change the address or the party to which any notice, request, instruction or other document is to be delivered.

          10.3 Changes in Law.
               --------------

               (1) Any reference to a provision of the Code or a law of another jurisdiction shall include a reference to any applicable successor provision or law.

               (2) If, due to any change in applicable law or regulations or their interpretation by any court of law or other governing body having jurisdiction subsequent to the date of this Agreement, performance of any provision of this Agreement or any transaction contemplated thereby shall become impracticable or impossible, the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

          10.4 Confidentiality.   Each party shall hold and cause its directors,
               ---------------
officers, employees, advisors and consultants to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all information (other than any such information relating solely to the business or affairs of such party) concerning the other parties hereto furnished it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (1) in the public domain through no fault of such party or (2) later lawfully acquired from other sources not under a duty of confidentiality by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its directors, officers, employees, auditors, attorneys, financial advisors, bankers and other consultants who shall be advised of and agree to be bound by the provisions of this Section 10.4. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

          10.5 Successors.  This Agreement shall be binding on and inure to the
               ----------
benefit and detriment of any successor, by merger, acquisition of assets or otherwise, to any of the parties hereto, to the same extent as if such successor had been an original party.

          10.6 Affiliates.  Hewlett-Packard shall cause to be performed, and
               ----------
hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Hewlett-Packard Affiliate, and Agilent shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Agilent Affiliate; provided, however, that (1) if it is contemplated that an
                   --------  -------
Agilent Affiliate may cease to be an Agilent Affiliate as a result of a transfer of its stock or other ownership interests to a third party in exchange for consideration in an amount approximately equal to the fair market value of the stock or other ownership interests transferred and such consideration is not distributed outside of the Agilent Group to the share-holders of Agilent then Agilent shall request in writing no later than thirty (30) days prior to such cessation that Hewlett-Packard execute a release of such Agilent Affiliate from its obligations under this Agreement effective as of such transfer provided that Agilent shall have confirmed in writing its obligations and the obligations of its remaining Agilent Affiliates with respect to their own obligations and those of the departing Agilent Affiliate and that such departing Agilent Affiliate shall have executed a release of any rights it may have against Hewlett-Packard or any Hewlett-Packard Affiliate by reason of this Agreement, and (2) if it is contemplated that a Hewlett-Packard Affiliate may cease to be a Hewlett-Packard Affiliate as a result of a transfer of its stock or other ownership interests to a third party in exchange for consideration in an amount approximately equal to the fair market value of the stock or other ownership interests transferred and such consideration is not distributed outside of the Hewlett-Packard Group to the shareholders of Hewlett-Packard then Hewlett-Packard shall request in writing no later than thirty (30) days prior to such cessation that Agilent execute a release of such Hewlett-Packard Affiliate from its obligations under this Agreement effective as of such transfer provided that Hewlett-Packard shall have confirmed in writing its obligations and the obligations of its remaining Hewlett-Packard Affiliates with respect to their own obligations and the obligations of the departing Hewlett-Packard Affiliate and that such departing Hewlett-Packard Affiliate shall have executed a release of any rights it may have against Agilent or any Agilent Affiliate by reason of this Agreement.

          10.7 Authorization, Etc.  Each of the parties hereto hereby
               -------------------
represents and warrants that it has the power and authority to execute, deliver and perform this Agreement, that this Agreement has been duly authorized by all necessary corporate action on the part of such party, that this Agreement constitutes a legal, valid and binding obligation of each such party and that the execution, delivery and performance of this Agreement by such party does not contravene or conflict with any provision of law or of its charter or bylaws or any agreement, instrument or order binding on such party.

          10.8 Entire Agreement.  This Agreement contains the entire agreement
               ----------------
among the parties hereto with respect to the subject matter hereof and supersedes any prior Tax sharing agreements between Hewlett-Packard (or any of its Affiliates) and Agilent (or any of its Affiliates) and such prior tax sharing agreements shall have no further force and effect.

          10.9 Applicable Law; Jurisdiction.  This Agreement shall be governed
               ----------------------------
by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to laws and principles relating to conflicts of law. Each party to this Agreement irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the Chancery Court in and for New Castle County, Delaware and of the courts of the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. registered mail at the address set forth in Section 10.2 of this Agreement shall be effective service of process for any action, suit or proceeding brought against you in any such court. You hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this agreement or the transac-tions contemplated hereby, in the Chancery Court in and for New Castle County, Delaware and of the courts of the United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          10.10 Dispute Resolution.  The resolution of any and all disputes
                ------------------
arising from or in connection with this Agreement shall be governed by and settled in accordance with the provisions of Section 5.9 of the Separation Agreement; provided, however, that at the request of Hewlett-Packard or
           --------  -------
Agilent, a Tax Arbiter will be appointed for purposes of the non-binding mediation procedures described in Section 5.9(b) of the Separation Agreement.

          10.11 Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

          10.12 Severability.  If any term, provision, covenant, or restriction
                ------------
of this Agreement is held by a court of competent jurisdiction (or an arbitrator or arbitration panel) to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions set forth herein shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants, and restrictions without including any of such which may be hereafter declared invalid, void, or unenforceable. In the event that any such term, provision, covenant or restriction is held to be invalid, void or unenforceable, the parties hereto shall use their best efforts to find and employ an alternate means to achieve the same or substantially the same result as that contemplated by such terms, provisions, covenant, or restriction.

          10.13 No Third Party Beneficiaries.  This Agreement is solely for the
                ----------------------------
benefit of Hewlett-Packard, the Hewlett-Packard Affiliates, Agilent and the Agilent Affiliates. This Agreement should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other rights in excess of those existing without this Agreement.

          10.14 Waivers, Etc.  No failure or delay on the part of the parties in
                -------------
exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure by the parties therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          10.15 Setoff.  All payments to be made by any party under this
                ------
Agreement may be netted against payments due to such party under this Agreement, but otherwise shall be made without setoff, counterclaim or withholding, all of which are hereby expressly waived.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

                    HEWLETT-PACKARD COMPANY
                    on behalf of itself and the Hewlett-Packard Affiliates


                    By    /s/ Lester D. Ezrati
                      ----------------------------------------------------
                    Name:  Lester D. Ezrati
                    Title: Vice President
                           Tax, Licensing & Customs


                    AGILENT TECHNOLOGIES INC.
                    on behalf of itself and the Agilent Affiliates


                    By    /s/ Lisa Peschche-Koedt
                      ----------------------------------------------------
                    Name:  /s/ Lisa Peschche-Koedt
                    Title: Vice President
                           Global Tax & Trade

                                   APPENDIX A

            Information to be Provided to Hewlett-Packard by Agilent
                      With respect to Consolidated Returns



On or before February 1, 2001:

     .    Trial balances
     .    Schedule M adjustments

On or before April 1, 2001:

     .    Earnings and profits of Agilent and each Agilent Affiliate
     .    Research credit calculations
     .    Foreign tax credit calculations
     .    Qualified exports for HP Foreign Sales Corporation
     . All information necessary to perform calculations under Section 861 of the Code and the Treasury Regulations thereunder


All information should be in machine readable form, wherever possible.

                                   APPENDIX B

            Information to be Provided to Hewlett-Packard by Agilent
                        With respect to Combined Returns



On or before April 1, 2001:

     . List of states in which Agilent or any Agilent Affiliate has nexus for state income and franchise Tax purposes
     .    Property factor information
     .    Sales factor information
     .    Payroll factor information
     .    Business/non-business income split for all applicable states


All information should be in machine readable form, wherever possible.

                                   APPENDIX C

                   Contemplated Domestic Restructuring Taxes


None

                                   APPENDIX D

                              Applicable Spinoffs


1.   The Public Distribution.

2.   The Internal Distribution.

3. Each additional Foreign Restructuring transaction identified in a written schedule agreed to by the Hewlett-Packard VP and the Agilent VP on or before December 15, 1999.

                                  APPENDIX E

                      Certain Agilent Historic Affiliates


Agilent Tecnologias de Costa Rico S.A.
Biomolecular Separations
BT&D
Caliper Technologies
Cascade Microtech Inc.
Cerjac
Chartered Silicon Partners Pte Ltd.
Diametrics Medical Inc.
Discovery Partners
EESof
Four Pi
Heartstream, Inc.
Hewlett-Packard Japan, Ltd.
Hewlett-Packard (Malaysia) Sdn Bhd
Hewlett-Packard Medical Products (Qindao) Ltd.
Hewlett-Packard Microsensor Tech
Hewlett-Packard Microwave Products (M) Sdn Bhd
Hewlett-Packard Shanghai Analytical Products Co. Ltd.
Hewlett-Packard Singapore Vision Operation Pte Ltd.
Infinity
Irori Inc.
i-Stat Corporation
Libra Syscom
LumiLEDS
Metrix Network Systems
Microelectrics & Computer Technology Group
Microelectronics Tech
Micronics Japan
Optimization Systems Associates
Pete, Inc.
Quinton
Quosnetics
Rockland Technologies Inc.
Scope Communications, Inc.

Security Force Software
Shanghai Huatek Software Engineering Company Ltd.
Telecom Technologies, Inc.
Telegra Corporation
Versatest
Vital Technology PTE
Yokogawa Analytical Systems, Inc.

                                   APPENDIX F

                    Illustrative Foreign Tax Credit Examples

Example 1: All FY1999 and FY2000 Foreign Operating Taxes and the Contemplated
           Japan Restructuring Tax are included by Hewlett-Packard

                                                 1999    2000    2001
                                                 ----    ----    ----
           ----------------------------------------------------------
           Pretax operating earnings              100     140     160
           ----------------------------------------------------------
           Foreign Operating Taxes (50%)          (50)    (70)    (80)
           ----------------------------------------------------------
           Current earnings                        50      70      80
           ----------------------------------------------------------
           Contemplated Japan Restructuring      (100)    n/a     n/a
           Tax
           ----------------------------------------------------------
           Earnings and Profits                   (50)     20      80
           ----------------------------------------------------------
           ----------------------------------------------------------
           Dividend Income                        n/a      20      80
           ----------------------------------------------------------
           Section 78 gross-up                    n/a     220      80
           ----------------------------------------------------------
           US taxable income                      n/a     240     160
           ----------------------------------------------------------
           US tax (35%)                           n/a      84      56
           ----------------------------------------------------------
           Foreign tax credit                     n/a    (220)    (24)
           ----------------------------------------------------------
           ----------------------------------------------------------
           Tax Benefit                            n/a     136      24
           ----------------------------------------------------------

   . Assuming that no foreign tax credits with respect to the Contemplated
     Japan Restructuring Tax are allocated to any Hewlett-Packard Affiliate under Section 367(b) of the Code and the applicable regulations, then under
     Section 5.9(a) of the Agreement, Hewlett-Packard will be required to provide Agilent with funding equal to 60, which is sixty percent of the Contemplated Japan Restructuring Tax.

   . The stacking rules of Sections 5.9 and 5.10 require that any Tax Benefit with respect to Foreign Operating Taxes be taken into account prior to taking into account any Tax Benefit with respect to the Japan Restructuring Tax. Because all of the foreign tax credits with respect to the FY1999 Foreign

     Operating Tax are funded and included by Hewlett-Packard, Agilent will receive no Tax Benefit with respect thereto, so no adjustments are required under Section 5.10(a). However, because all of the foreign tax credits with respect to the FY2000 Foreign Operating Tax are funded by Agilent but included by Hewlett-Packard, an adjustment will be required under Section 5.10(b).

   . The required adjustment under Section 5.10(b) is made by measuring the incremental impact on Hewlett-Packard's Federal Income Tax liability after the impact of all other Tax Items to Hewlett-Packard (other than the Japan Restructuring Tax). Accordingly, the FY2000 Foreign Operating Taxes are taken into account after the FY1999 Foreign Operating Taxes.

                FY1999 operating earnings         100
                -------------------------------------
                US tax (35%)                      (35)
                -------------------------------------
                FY1999 Foreign Operating Tax       50
                -------------------------------------
                -------------------------------------
                FY1999 Operating Tax Benefit       15
                -------------------------------------
                -------------------------------------
                FY2000 operating earnings         140
                -------------------------------------
                US tax (35%)                      (49)
                -------------------------------------
                FY2000 Foreign Operating Tax       70
                -------------------------------------
                -------------------------------------
                FY2000 Operating Tax Benefit       21
                -------------------------------------

     Thus, Hewlett-Packard retains the first 15 of its total 136 of Tax Benefit, because that amount relates to the FY1999 Foreign Operating Taxes. The Tax Benefit attributable to FY2000 Foreign Operating Taxes, which is 21, must be paid to Agilent under Section 5.10(b) of the Agreement. (No adjust ment is required with respect to FY2001 Foreign Operating Taxes because they are included by Agilent.)

   . Finally, Hewlett-Packard's Tax Benefit with respect to the Contemplated
     Japan Restructuring Tax must be taken into account. Because 36 of its total 136 of Tax Benefit was attributable to Foreign Operating Taxes, only 100 of

     Tax Benefit remains. Under Section 5.9(b), forty percent of this amount, or 40, must be paid by Hewlett-Packard to Agilent.

   . To summarize, Hewlett-Packard is required to provide Agilent with initial funding of 60 for the Contemplated Japan Restructuring Tax. In addition, Hewlett-Packard must make an additional payment to Agilent of 61, which represents 21 of Tax Benefit attributable to the FY2000 Foreign Operating Taxes and 40 of Tax Benefit attributable to the Japan Restructuring Tax.

   Example 2:  All FY1999 and FY2000 Foreign Operating Taxes and the Japan
               Restructuring Tax are included by Agilent

                                                     1999    2000    2001
                                                     ----    ----    ----
               ----------------------------------------------------------
               Pretax operating earnings              100     140     160
               ----------------------------------------------------------
               Foreign Operating Taxes (50%)          (50)    (70)    (80)
               ----------------------------------------------------------
               Current earnings                        50      70      80
               ----------------------------------------------------------
               Contemplated Japan Restructuring      (120)    n/a     n/a
               Tax
               ----------------------------------------------------------
               Earnings and Profits                   (70)      0      80
               ----------------------------------------------------------
               ----------------------------------------------------------
               Dividend Income                        n/a     n/a      80
               ----------------------------------------------------------
               Section 78 gross-up                    n/a     n/a     320
               ----------------------------------------------------------
               US taxable income                      n/a     n/a     400
               ----------------------------------------------------------
               US tax (35%)                           n/a     n/a     140
               ----------------------------------------------------------
               Foreign tax credit                     n/a     n/a    (320)
               ----------------------------------------------------------
               ----------------------------------------------------------
               Tax Benefit                            n/a     n/a     180
               ----------------------------------------------------------

   . Assuming that no foreign tax credits with respect to the Contemplated
     Japan Restructuring Tax are allocated to any Hewlett-Packard Affiliate under Section 367(b) of the Code and the applicable regulations, then under
     Section 5.9(a) of the Agreement, Hewlett-Packard will be required to provide Agilent with funding equal to 72, which is sixty percent of the Contemplated Japan Restructuring Tax.

   . The stacking rules of Sections 5.9 and 5.10 require that any Tax Benefit with respect to Foreign Operating Taxes be taken into account prior to taking into account any Tax Benefit with respect to the Japan Restructuring Tax. Because all of the foreign tax credits with respect to the FY1999 Foreign Operating Tax are funded by Hewlett-Packard but included by Agilent, an adjustment will be required under Section 5.10(a). However, because all of the foreign tax credits with respect to the FY2000 and FY2001 Foreign Operating Tax are funded and included by Agilent, no adjustment will be required under Section 5.10(b).

   . The required adjustment under Section 5.10(a) is made by measuring the incremental impact on Agilent's Federal Income Tax liability after the impact of all other Tax Items to Agilent (other than the Japan Restructuring Tax). Accordingly, the FY2000 and FY2001 Foreign Operating Taxes are taken into account before the FY1999 Foreign Operating Taxes.

                  FY2000/FY2001 operating earnings       300
                  ------------------------------------------
                  US tax (35%)                          (105)
                  ------------------------------------------
                  FY2000/2001 Foreign Oper. Tax          150
                  ------------------------------------------
                  ------------------------------------------
                  FY2000/2001 Oper. Tax Benefit           45
                  ------------------------------------------
                  ------------------------------------------
                  FY1999 operating earnings              100
                  ------------------------------------------
                  US tax (35%)                           (35)
                  ------------------------------------------
                  FY1999 Foreign Operating Tax            50
                  ------------------------------------------
                  ------------------------------------------
                  FY1999 Operating Tax Benefit            15
                  ------------------------------------------

     Thus, Agilent retains the first 45 of its total 180 of Tax Benefit, because that amount relates to the FY2000 and FY2001 Foreign Operating Taxes. The Tax Benefit attributable to FY1999 Foreign Operating Taxes, which is 15, must be paid to Hewlett-Packard under Section 5.10(a) of the Agreement.

   . Finally, Agilent's Tax Benefit with respect to the Contemplated Japan Re-structuring Tax must be taken into account. Because 60 of its total 180 of

     Tax Benefit was attributable to Foreign Operating Taxes, only 120 of Tax Benefit remains. Under Section 5.9(c), sixty percent of this amount, or 72, must be paid by Agilent to Hewlett-Packard.

   . To summarize, Hewlett-Packard is required to provide Agilent with initial funding of 72 for the Japan Restructuring Tax. Agilent, however, is required to make a subsequent payment to Hewlett-Packard of 87, which represents 15 of Tax Benefit attributable to the FY1999 Foreign Operating Taxes and 72 of Tax Benefit attributable to the Contemplated Japan Restructuring Tax.

   Example 3:  Same as Example 2, but Agilent exceeds its Section 904 limitation.

   . Assuming that Agilent is able to use only 100 of its 180 of available Tax
     Benefit in FY2001, then the first 45 of Tax Benefit would be allocated to the FY2000/FY2001 Foreign Operating Taxes, and the next 15 of Tax Benefit would be allocated to the FY1999 Foreign Operating Taxes. The remaining 40 of Tax Benefit would be allocated to the Japan Restructuring Tax, 24 (60% of 40) of which would represent the amount required to be paid to Hewlett-Packard. Accordingly, Agilent would be required to make a payment of 39 (15 + 24) to Hewlett-Packard.

   . The remaining 80 of Tax Benefit that could not be used by Agilent in FY2001 would be available for carryback or carryforward. If Agilent were able to carry back this Tax Benefit into the Consolidated Return, then Hewlett-Packard would be able to use the Tax Benefit. In such a case, because the entire carryback relates to the Japan Restructuring Tax, a pay-ment of 40 percent of the amount of the Tax Benefit carryback would be required to be made by Hewlett-Packard to Agilent under Section 5.9(b) of the Agreement. Thus, Hewlett-Packard would be required to pay Agilent 32.

   . To the extent that the excess Tax Benefit could not be used by Agilent in FY2001 or carried back into the Consolidated Return (because, for example, other foreign tax credit also were carried back into the Consolidated Return), Agilent would retain such excess as a carryforward. If Agilent used that Tax Benefit in a subsequent year, then Agilent would be required to pay 60 percent of the amount so used to Hewlett-Packard pursuant to
     Section 5.9(c) and (d) of the Agreement.

   Example 4:  Some (but not all) FY1999 and FY2000 Foreign Operating Taxes are
               included by Hewlett-Packard

                                                     1999    2000    2001
                                                     ----    ----    ----
               ----------------------------------------------------------
               Pretax operating earnings              100     140     160
               ----------------------------------------------------------
               Foreign Operating Taxes (50%)          (50)    (70)    (80)
               ----------------------------------------------------------
               Current earnings                        50      70      80
               ----------------------------------------------------------
               Contemplated Japan Restructuring      (100)    n/a     n/a
               Tax
               ----------------------------------------------------------
               Earnings and Profits                   (50)     20      90
               ----------------------------------------------------------
               ----------------------------------------------------------
               Dividend Income                        n/a      10      90
               ----------------------------------------------------------
               Section 78 gross-up                    n/a     110     190
               ----------------------------------------------------------
               US taxable income                      n/a     120     280
               ----------------------------------------------------------
               US tax (35%)                           n/a      42      98
               ----------------------------------------------------------
               Foreign tax credit                     n/a    (110)   (190)
               ----------------------------------------------------------
               ----------------------------------------------------------
               Tax Benefit                            n/a      68      92
               ----------------------------------------------------------

   . Because the dividend to Hewlett-Packard in FY2000 attracts only part of the credits attributable to the FY1999 and FY2000 Foreign Operating Tax and the Contemplated Japan Restructuring Tax, the Tax Benefit available to Hewlett-Packard is less than in Example 1. Of the 68 of available Tax Benefit, the first 15 is allocable to the FY1999 Foreign Operating Tax.
     The next 21 is allocable to the FY2000 Foreign Operating Tax and, accordingly, must be paid by Hewlett-Packard to Agilent. The remaining 32 of Tax Benefit is allocable to the Contemplated Japan Restructuring Tax,
     12.8 of which must be paid by Hewlett-Packard to Agilent.

   . The dividend to Agilent in FY2001 attracts both FY2001 Foreign Operating
     Taxes and the remaining credits attributable to the Contemplated Japan Restructuring Tax. The first 24 of Agilent's 92 Tax Benefit, therefore, is retained by Agilent. The remaining 68 of Tax Benefit, however, is subject to adjustment under Section 5.9(b) of the Agreement. Thus, Agilent is required to make a payment of 40.8 to Hewlett-Packard.

   Example 5: Subsequent Adjustments

   . Assume that the facts are the same as Example 1, but that upon examination of the Consolidated Return for FY2000, the Service disallows 110 of the Tax Benefit claimed by Hewlett-Packard on that Tax Return. Because the last 100 of the Tax Benefit claimed by Hewlett-Packard in FY2000 related to the Contemplated Japan Restructuring Tax, the amount paid by Hewlett-Packard to Agilent under Section 5.9(b) of the Agreement would be subject to adjust-ment under Section 5.9(d) of the Agreement. In addition, because the next 10 of Tax Benefit related to the FY2000 Foreign Operating Tax, that amount also would be subject to adjustment under Section 5.9(d) of the Agreement. As a result, Agilent would be required to make a payment of 50 to Hewlett-Packard, representing the 40 previously paid by Hewlett-Packard to Agilent with respect to the Contemplated Japan Restructuring Tax and 10 of the 21 previously paid by Hewlett-Packard to Agilent with respect to the FY2000 Foreign Operating Tax.